UNITED STATES
SECURITIES AND EXCHANGE COMMISSION
Washington, D.C. 20549

SCHEDULE 14A
PROXY STATEMENT PURSUANT TO SECTION 14(A)
OF THE SECURITIES EXCHANGE ACT OF 1934
(AMENDMENT NO. )

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Granite Ridge Resources, Inc.
(NAME OF REGISTRANT AS SPECIFIED IN ITS CHARTER)
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NOTICE OF 2025 ANNUAL MEETING OF STOCKHOLDERS
To Be Hosted Virtually on May 23, 2025

The 2025 Annual Meeting of Stockholders (the “Annual Meeting”) of Granite Ridge Resources, Inc. (“Granite Ridge” or the “Company”) will be hosted virtually at 10 a.m., Central Time, on May 23, 2025, via live webcast at https://www.cstproxy.com/graniteridge/2025. At the Annual Meeting, stockholders will consider and vote on the following:
1.To elect the two nominees for Class III Directors named in the accompanying proxy statement, to serve on Granite Ridge’s Board of Directors (the “Board”) until the 2028 Annual Meeting of Stockholders or until their respective successors are elected and qualified or their earlier death, resignation, or removal;
2.To ratify the appointment of Forvis Mazars, LLP (“Forvis Mazars”) as our independent registered public accounting firm for the fiscal year ending December 31, 2025; and
3.To transact such other business as may properly come before the meeting or any adjournment or postponement thereof.
The Board recommends you vote (i) “FOR” the election of each of the nominees to the Board and (ii) “FOR” the ratification of the appointment of Forvis Mazars as independent auditors.
The Board has fixed March 25, 2025 as the record date for determining stockholders entitled to receive notice of, and to vote at, the Annual Meeting or any adjournment or postponement thereof. Only stockholders of record at the close of business on that date will be entitled to notice of, and to vote at, the Annual Meeting. The Annual Meeting will begin promptly at 10:00 a.m. Central Time. Please allow ample time for the online check-in process.
Your vote is very important. Regardless of whether you plan to attend the Annual Meeting, we hope you will vote as soon as possible by using the internet or by requesting a printed copy of the proxy materials (including the proxy card) and completing, signing and returning the enclosed proxy card by mail. We thank you for your continued support and cordially invite you to attend the Annual Meeting.

By Order of the Board of Directors

Luke C. Brandenberg President and Chief Executive Officer
Dallas, Texas
April 8, 2025

Important Notice Regarding the Availability of Proxy Materials for the Granite Ridge Resources, Inc.
Stockholder Meeting to be Hosted Virtually on May 23, 2025
The Proxy Materials, including our 2024 Annual Report, are available at https://ir.graniteridge.com.

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GRANITE RIDGE RESOURCES, INC.

PROXY STATEMENT

ANNUAL MEETING OF STOCKHOLDERS
To Be Hosted Virtually on May 23, 2025

This proxy statement contains information related to the Annual Meeting. Unless otherwise stated or unless the context otherwise requires, the terms “we,” “us,” “our,” “Granite Ridge” and “the Company” refer to Granite Ridge Resources, Inc., a Delaware corporation that was formed on May 9, 2022. Granite Ridge is a scaled energy company which aims to provide shareholders with exposure similar to energy private equity through operated partnerships and traditional non-operated assets. We own assets in six prolific unconventional basins across the United States. We aim to deliver a diversified portfolio with best-in-class full cycle returns by investing in a large number of high-graded opportunities developed by proven public and private operators. We focus on success as measured by total shareholder returns, which we seek to balance with a low leverage profile. Our principal offices are located at 5217 McKinney Avenue, Suite 400, Dallas, Texas 75205.
Meeting Date and Location
The Annual Meeting will be hosted virtually at 10:00 a.m., Central Time, on May 23, 2025, via live webcast at https://www.cstproxy.com/graniteridge/2025. This proxy statement is first being made available to our stockholders beginning on April 8, 2025. You can find supplemental information about the Annual Meeting at https://ir.graniteridge.com.
Outstanding Securities
Only holders of record of our common stock, par value $0.0001 per share, at the close of business on March 25, 2025, the record date, will be entitled to notice of, and to vote at, the Annual Meeting. On that date, we had 131,134,671 shares of common stock outstanding and 130,802,866 shares of common stock entitled to vote. Each share of common stock is entitled to one vote for each director nominee and one vote for each other item to be voted on at the Annual Meeting.
Proxy Voting
Shares that are properly voted via the Internet or for which proxy cards are properly executed and returned will be voted at the Annual Meeting in accordance with the directions given or, in the absence of directions, will be voted in accordance with the Board’s recommendations as follows: “FOR” the election of each of the nominees to the Board named herein and “FOR” the ratification of the appointment of our independent auditors. It is not expected that any additional matters will be brought before the Annual Meeting, but if other matters are properly presented, the persons named as proxies in the proxy card, or their substitutes, will vote in their discretion on such matters.
Voting via the Internet helps save money by reducing postage and proxy tabulation costs. To vote by either of these methods, read this proxy statement, have your Notice of Internet Availability or voting instruction form in hand, and follow the instructions below for your preferred method of voting. Each of these voting methods is available 24 hours per day, seven days per week.

ABOUT THE ANNUAL MEETING
What is the purpose of the Annual Meeting?
At the Annual Meeting, stockholders will consider and vote upon the following matters:
1.To elect the two director nominees named in this proxy statement to serve as Class III Directors until the 2028 Annual Meeting of Stockholders or until their respective successors are elected and qualified or their earlier death, resignation, or removal; and
2.To ratify the appointment of Forvis Mazars as the independent registered public accounting firm of the Company for the fiscal year ending December 31, 2025.
We will also consider and vote upon any other business that is properly presented at the Annual Meeting (or any adjournments or postponements thereof). In addition, members of our management team will respond to your questions regarding matters relevant to the meeting.
Why did I receive a Notice of Internet Availability instead of a full set of proxy materials?
In accordance with the rules of the Securities and Exchange Commission (the “SEC”), we have elected to furnish our proxy materials, including this proxy statement and our annual report on Form 10-K for the year ended December 31, 2024 (the “Annual Report”), primarily via the Internet. As a result, we are mailing to our stockholders a Notice of Internet Availability instead of a paper copy of the proxy materials. The Notice of Internet Availability contains instructions on how to access our proxy materials on the Internet, how to vote on the proposals, how to request printed copies of the proxy materials, including our Annual Report, and how to request to receive all future proxy materials in printed form by mail or electronically by e-mail. We encourage stockholders to take advantage of the availability of the proxy materials on the Internet to help reduce our costs and the environmental impact of our annual meetings.
Who is entitled to vote at the Annual Meeting?
Only stockholders of record as of the record date are entitled to virtually attend the Annual Meeting.
Stockholders of Record. If your shares are registered directly in your name with Continental Stock Transfer & Trust Company (“Continental”), our transfer agent, you are considered, with respect to those shares, the “stockholder of record.” As the stockholder of record, you have the right to grant your voting proxy directly or to vote virtually at the Annual Meeting.
Street Name Stockholders. If your shares are held in a stock brokerage account or through a bank, broker, or other nominee, you are considered the beneficial owner of shares held in “street name” (that is, shares held in the name of your bank, broker or other nominee) and your bank, broker, or other nominee is considered the stockholder of record with respect to those shares. As the beneficial owner of shares held in street name (or the “street name stockholder”), you have the right to direct your bank, broker, or other nominee how to vote and are also invited to attend the virtual Annual Meeting. However, you may not vote your shares virtually at the Annual Meeting unless you obtain a legal proxy from the stockholder of record giving you the right to vote the shares. Please refer to the voting instruction form or Notice of Internet Availability provided to you by the stockholder of record to determine how to do this.
How many votes can I cast?
You are entitled to one vote for each share of common stock you owned on the record date on each matter presented at the Annual Meeting.

How do I vote my shares?
•Stockholders of Record: Stockholders of record may vote their shares or submit a proxy to have their shares voted by one of the following methods:
◦Via the Internet. You may submit a proxy via the Internet by following the instructions included on the Notice of Internet Availability you received by mail. Internet voting facilities will be available 24 hours a day, 7 days a week, and will close at 11:59 p.m., Eastern Time, the day before the Annual Meeting.
◦By Mail. You may indicate your vote by completing, signing and dating your proxy card (if you received printed proxy materials) and returning it to the Company sufficiently in time to be received by the Company prior to the Annual Meeting.
◦Virtually. You may participate in the Annual Meeting via live webcast and cast your vote online during the meeting prior to the closing of the polls by visiting https://www.cstproxy.com/graniteridge/2025.
•Street Name Stockholders: As the street name stockholder, you are being forwarded our proxy materials by the stockholder of record and you have the right to direct the stockholder of record how to vote. Street name stockholders may generally vote their shares by one of the following methods:
◦By Methods Listed on Voting Instruction Form. Please refer to the voting instruction form or Notice of Internet Availability provided to you by the stockholder of record (e.g., your bank, broker, or other nominee) to determine whether you may submit your vote by mail, telephone, or electronically via the Internet.
◦Virtually with a Proxy from the Stockholder of Record. You may vote virtually at the Annual Meeting if you obtain a legal proxy from the stockholder of record (e.g., your bank, broker, or other nominee). Please refer to the voting instruction form or Notice of Internet Availability provided to you by the stockholder of record to determine how to obtain a legal proxy in order to vote virtually at the Annual Meeting.
How will stockholders be able to ask questions during the Annual Meeting?
Stockholders who wish to submit a question in advance of the Annual Meeting may do so no more than 30 days in advance by emailing their question to info@graniteridge.com. Stockholders may submit questions live during the meeting on the virtual meeting platform. If you wish to submit a question during the meeting, type your question into the “Submit a question” field, and click “Submit.” We will answer as many stockholder-submitted questions relevant to meeting matters during the meeting as time permits. Questions regarding personal matters or matters not relevant to meeting matters will not be answered. If we receive substantially similar questions, we may group such questions together and provide a single response to avoid repetition and to allow time for additional topics. If we are not able to get to every question submitted, we will post a summary of the remaining questions and answers on our website at https://www.graniteridge.com/investors as soon as practical after the meeting. The rules of conduct for the meeting, including the guidelines for submitting questions, the stockholder list, and the proxy materials will be available on the virtual meeting site during the meeting.
Why is the Annual Meeting virtual?
We are excited to host a virtual annual meeting to provide ease of access, real-time communication, and cost savings for our stockholders and the Company. Hosting a virtual meeting facilitates stockholder attendance and participation by enabling stockholders to participate from around the world. In addition, hosting a virtual meeting provides improved communication and cost savings for our stockholders and the Company.
What if I have technical difficulties or trouble accessing the Annual Meeting?
If you encounter any difficulties or trouble accessing the virtual meeting during the check-in or meeting time, please call the technical support number that will be posted on the virtual meeting log-in page at https://www.cstproxy.com/graniteridge/2025.
Can I revoke my proxy?
If you are a stockholder of record, you may revoke your proxy or change your voting instructions at any time before your shares are voted at the Annual Meeting by delivering to the Corporate Secretary of the Company a written notice of revocation or a duly executed proxy (via the Internet or by returning a proxy card) bearing a later date or by virtually attending and voting at the Annual Meeting.

If you are a street name stockholder, you may revoke or change voting instructions by contacting the bank, broker, or other nominee holding the shares or by obtaining a legal proxy from such institution and voting virtually at the Annual Meeting.
What is a quorum?
A majority of the voting power of all outstanding shares of common stock of the Company entitled to vote at the Annual Meeting, present or represented by proxy, constitutes a quorum for the transaction of business at the Annual Meeting. Withheld votes and abstentions will each be counted as present for purposes of determining the presence of a quorum at the Annual Meeting, and “broker non-votes” will be counted as present for purposes of determining the presence of a quorum at the Annual Meeting assuming the broker is entitled to vote the applicable shares on at least one discretionary proposal.
What is a broker non-vote?
A broker non-vote occurs with respect to a proposal when a bank, broker, or other nominee has discretionary authority to vote on one or more proposals to be voted on at a meeting of stockholders but is not permitted to vote on other proposals without instructions from the beneficial owner and the beneficial owner fails to provide the nominee with such instructions. Banks, brokers, or other nominees may generally vote on routine matters but cannot vote on non-routine matters. We believe only the ratification of the appointment of our independent registered public accounting firm proposal is considered a routine matter. We do not believe the director nomination proposal is considered a routine matter, and without your instructions, your bank, broker, or other nominee cannot vote your shares with respect to the election of directors.
What vote is required to approve each proposal?
Directors are elected by a “plurality” voting standard, which means that the two nominees for director who receive the greatest number of votes cast by the stockholders present or represented by proxy at the meeting and entitled to vote thereon will be elected as directors. Cumulative voting is not permitted in the election of directors. Because the two nominees for director who receive the greatest number of votes cast at the meeting will be elected as directors, withheld votes and broker non-votes will not affect the outcome of the voting on the elections of directors.
For all other matters proposed for a vote at the Annual Meeting, the affirmative vote of a majority of the votes cast by the stockholders present or represented by proxy at the meeting and entitled to vote thereon is required to approve the matter. Abstentions and broker non-votes will not affect the outcome of the voting on such matters.
The table below summarizes the proposals that will be voted on, the vote required to approve each item and how votes are to be counted:

Proposal	Votes Required	Effect of “Withhold” or “Abstain” Votes	Effect of Broker Non-Votes
1.Election of directors	Plurality of the votes cast by the stockholders present in person or represented by proxy at the Annual Meeting and entitled to vote thereon. This means that the two director nominees who receive the highest number of “FOR” votes will be elected as Class III directors. You may vote “For” or “Withhold” with respect to each director nominee.	None	None

2.Ratification of our independent auditors	Majority of the votes cast by the stockholders present in person or represented by proxy at the Annual Meeting and entitled to vote thereon. You may vote “For,” “Against” or “Abstain” with respect to this proposal.	None	Not Applicable
How does the Board recommend that I vote on the proposals?
The recommendations of the Board are set forth together with the description of each item in this proxy statement. In summary, the Board recommends a vote as follows:
•FOR each of the persons named in this proxy statement as the Board’s two director nominees for election as Class III Directors; and
•FOR the ratification of the appointment of Forvis Mazars as the Company’s independent registered public accounting firm for the fiscal year ending December 31, 2025.

Where can I find the voting results of the Annual Meeting?
We will disclose voting results on a Current Report on Form 8-K that we will file with the SEC, within four business days after the meeting. If final voting results are not available to us in time to file a Form 8-K, we will file a Form 8-K to publish preliminary results and will provide the final results in an amendment to the Form 8-K as soon as they become available.
Whom should I contact with questions about the proxy materials or the Annual Meeting?
If you have any questions about the proxy materials or the Annual Meeting, please contact Granite Ridge Resources, Inc. at 5217 McKinney Avenue, Suite 400, Dallas, Texas 75205, Attn: Corporate Secretary or by email at info@graniteridge.com.
Who bears the cost of this proxy solicitation?
We will bear all costs incurred in the solicitation of proxies, including the preparation, printing, and mailing of the Notice of Annual Meeting and Proxy Statement and the related materials. In addition to solicitation by mail, our directors, officers, and employees may solicit proxies personally or by telephone, e-mail, facsimile, or other means without additional compensation.
Implications of being an “Emerging Growth Company”
We are an “emerging growth company,” as defined in the Jumpstart Our Business Startups Act of 2012 (the “JOBS Act”). The JOBS Act contains provisions that, among other things, reduce certain reporting requirements for an “emerging growth company.” For so long as we remain an emerging growth company, we are permitted and plan to rely on exemptions from certain disclosure requirements that are applicable to other public companies that are not emerging growth companies. These exemptions include reduced disclosure obligations regarding executive compensation. In addition, as an emerging growth company, we are not required to conduct votes seeking approval, on an advisory basis, of the compensation of our named executive officers or the frequency with which such votes must be conducted. We may take advantage of some or all these exemptions until such time as we are no longer an emerging growth company. We may remain an emerging growth company until December 31, 2025, although we would cease to be an emerging growth company earlier if we issue more than $1 billion of non-convertible debt over a three-year period. We have taken advantage of certain reduced reporting obligations in this proxy statement. Accordingly, the information contained herein may be different than the information you receive from other public companies in which you hold stock.
Implications of being a “Smaller Reporting Company”
While we are no longer a “smaller reporting company,” as defined in Rule 12b-2 under the Securities Exchange Act of 1934, as amended (the “Exchange Act”), we have elected to rely on exemptions from certain disclosure requirements available to smaller reporting companies for our fiscal year ended December 31, 2024 pursuant to SEC rules. Under the scaled disclosure obligations available to smaller reporting companies, we are not required to provide, among other things, compensation discussion and analysis and certain other tabular and narrative disclosures relating to executive compensation. We have taken advantage of certain reduced reporting obligations in this proxy statement. Accordingly, the information contained herein may be different than the information you receive from other public companies in which you hold stock.

DIRECTORS AND EXECUTIVE OFFICERS
Our Board is currently composed of seven directors, divided into three classes serving staggered three-year terms. Upon expiration of the term of a class of directors, directors for that class will be elected for three-year terms at the annual meeting of stockholders in the year in which that term expires. Each director’s term continues until the election and qualification of his or her successor or his or her earlier death, resignation, or removal. Any increase or decrease in the number of directors will be distributed among the three classes so that, as nearly as possible, each class will consist of an equal number of directors.
The following table sets forth certain information about our directors and executive officers as of the date of this proxy statement. Below the table is a brief biography of each of our directors and executive officers. There is no family relationship between any director or executive officer of the Company.

Name	Age	Position	Director Class	Term Expiration	Independent
Luke C. Brandenberg	39	President and Chief Executive Officer
Tyler S. Farquharson	42	Chief Financial Officer
Griffin Perry	41	Director and Co-Chairman of the Board	Class III	2025	No
Amanda N. Coussens	44	Director	Class III	2025	Yes
Thaddeus Darden	38	Director	Class I	2026	No
Michele J. Everard	73	Director	Class I	2026	Yes
Kirk Lazarine	71	Director	Class I	2026	No
John McCartney	72	Director	Class II	2027	Yes
Matthew Miller	41	Director and Co-Chairman of the Board	Class II	2027	No
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Director Nominees
In evaluating the nominees for the Board, the Board and the Environmental, Social & Governance (“ESG”) Committee took into account the qualities they seek for directors, as discussed below under “Corporate Governance” and the directors’ individual qualifications, skills, and background that enable the directors to effectively and productively contribute to the Board’s oversight of the Company. These individual qualifications and skills are included below in each nominee’s biography.

Griffin Perry, Director (Class III) and Co-Chairman of the Board
Mr. Perry is a Co-Founder of Grey Rock Investment Partners (“Grey Rock”) and has served as a Senior Advisor at Grey Rock since May 2024. From 2013 to May 2024, Mr. Perry was a Managing Partner at Grey Rock and a member of Grey Rock’s Investment Committee and Valuation Committee, focusing on deal origination, business development, portfolio management, and divestitures. From 2012 to 2013, Mr. Perry was the President of Caddis Energy, an oil and gas investment company that partnered with industry leaders to raise capital and develop a pipeline of business focusing on both operated and non-operated oil and gas properties. From 2007 to 2012, Mr. Perry worked as a financial advisor with UBS and Deutsche Bank. During his tenure in these positions, Mr. Perry worked to grow assets under management from $300 million to $500 million. Mr. Perry is a member of the Cotton Bowl Board. Mr. Perry holds a B.A. in economics and history from Vanderbilt University.
Mr. Perry has served as a director of Granite Ridge and as co-Chairman of the Board of Granite Ridge since 2022. Granite Ridge believes Mr. Perry is qualified to serve on the Board because of extensive experience in the energy sector, in risk management and investor relations, as well as his business acumen and leadership skills.

Amanda N. Coussens, Director (Class III)
Ms. Coussens is the Chief Financial Officer and Chief Compliance Officer for P10, Inc. (NYSE: PX), a publicly traded asset manager with over $20 billion in assets under management, where she has served since January 2021, taking P10, Inc. both through an initial public offering and a subsequent debt refinance. Prior to P10, Inc., from 2017 through December 2020, Ms. Coussens served as Chief Financial Officer and Chief Compliance Officer of PetroCap, LLC (“PetroCap”), an upstream energy private equity fund, where she oversaw finance both for PetroCap and portfolio companies of PetroCap. Prior to PetroCap, from 2015 through 2017, Ms. Coussens served as a consulting Chief Financial Officer with Aduro Advisors where she worked for several start-up venture and private equity funds in the upstream energy sector. Prior to Aduro Advisors, from 2014 through 2016, Ms. Coussens served as Chief Financial Officer for White Deer Energy, a private equity firm targeting investments in oil and gas exploration and production, oilfield service and equipment manufacturing, and the midstream sector of the energy industry. Prior to White Deer Energy, from 2013 through 2014, Ms. Coussens served as Director of Financial Services for Timmon Advisors, LLC, an asset management firm, and from 2010 through 2013, Ms. Coussens served as Director of SEC and Financial Reporting for Edelman Financial Group (formerly Sanders Morris Harris) (NASDAQ: EF), a publicly traded asset management firm with over $20 billion of assets under management, overseeing aspects of SEC reporting and acquisition integration. Ms. Coussens began her career as an audit and tax associate for Null-Lairson, P.C. from 2002 to 2004, an audit manager for Grant Thornton from 2004 to 2008, and a controller for Tudor, Pickering, Holt and Co. and TPH Partners from 2008 to 2010. Ms. Coussens is a Certified Public Accountant and holds a B.A. in Accounting from the University of Houston, where she graduated with honors.
Ms. Coussens has served as a director of Granite Ridge since 2022. Granite Ridge believes Ms. Coussens is qualified to serve on the Board because of her extensive experience in the energy industry in finance, accounting, and operational roles and experience with oil and gas private equity firms.

Continuing Directors

Thaddeus Darden, Director (Class I)
Mr. Darden has served as a Managing Partner at Grey Rock since November 2023, and he is a member of Grey Rock’s Investment Committee and Valuation Committee. Previously, Mr. Darden served in various roles of increasing responsibility at Grey Rock since 2014, most recently as Partner from January 2018 through November 2023. Mr. Darden manages Grey Rock’s investment team and leads deal diligence, portfolio valuation, and business development. From 2010 to 2014, Mr. Darden worked at Bain & Company primarily in the oil and gas practice. During Mr. Darden’s tenure at Bain, he provided deal diligences, built growth strategies, and streamlined operations for numerous upstream and midstream oil and gas companies. Mr. Darden holds a B.S. in Systems Engineering from the University of Virginia where he was a Jefferson Scholar.
Mr. Darden has served as a director of Granite Ridge since 2022. Granite Ridge believes Mr. Darden is qualified to serve on the Granite Ridge Board because of his extensive experience in the energy sector, particularly with respect to deal origination, valuation, and analysis, and his business acumen.

Michele J. Everard, Director (Class I)
Ms. Everard was employed in the University of Michigan’s Investment Office for over 38 years, most recently as Managing Director, until her retirement in December of 2019. Ms. Everard was responsible for investment strategy, recommendation of new investment opportunities and monitoring of the University Endowment’s Real Estate and Natural Resources portfolios. She was a member of the University’s Investment Committee from 2009 to 2019 and participated in the management of all of the University’s investment programs, including the Endowment Fund which ranks in the top ten among institutions of higher education. Since 2022, Ms. Everard has served as a member of the Advisory Board of the RFM Affordable Housing Fund, L.P., sponsored by Related Fund Management, LLC. Ms. Everard has a B.B.A. in finance from Eastern Michigan University and is a Certified Financial Analyst charterholder.
Ms. Everard has served as a director of Granite Ridge since 2022. Granite Ridge believes Ms. Everard is qualified to serve on the Board because of her depth of knowledge as the director of real asset investments for the University of Michigan.

Kirk Lazarine, Director (Class I)
Mr. Lazarine is a Co-Founder at Grey Rock. From 2013 through October 2023, Mr. Lazarine was a Managing Partner at Grey Rock and a member of Grey Rock’s Investment Committee, where he focused on deal origination, business development, portfolio management, and divestitures. From 2004 to 2013, Mr. Lazarine served as CEO of KOR Resources (“KOR”), where he led the acquisition of a significant lease position in the Eagle Ford oil window. Prior to working at KOR, Mr. Lazarine served at Chevron for 23 years, including as an area manager for Chevron’s unconventional gas team. Mr. Lazarine holds a B.B.A. degree from Southwest Texas State University and a B.S. degree in Petroleum Land Management from the University of Houston. He is a member of the American Association of Petroleum Landmen (AAPL) and the West Houston Association of Petroleum Landmen (WHAPL).
Mr. Lazarine has served as a director of Granite Ridge since 2022. Granite Ridge believes Mr. Lazarine is qualified to serve on the Board because of extensive experience in the energy sector, his business acumen, and his leadership skills.

Matthew Miller, Director (Class II) and Co-Chairman of the Board
Mr. Miller is a Co-Founder of Grey Rock and has served as Managing Partner and as a member of Grey Rock’s Investment Committee and Valuation Committee since 2013. At Grey Rock, Mr. Miller focuses on deal origination, valuation, due diligence, execution, project management, and divestitures. Mr. Miller works to maximize return for a given amount of risk for the Grey Rock portfolio. Previously, Mr. Miller served as a Vice President at Bluescape Resources from 2008 to 2013. And prior to Bluescape Resources, Mr. Miller worked at McKinsey & Co. from 2006 to 2008. Mr. Miller also serves as the co-chair of the University of Virginia Jefferson Scholars DFW Regional Selection Committee. Mr. Miller holds a B.S. in Commerce from the University of Virginia, and he is a Certified Financial Analyst charterholder.
Mr. Miller has served as a director of Granite Ridge and as co-Chairman of the Board of Granite Ridge since 2022. Granite Ridge believes Mr. Miller is qualified to serve on the Board because of his extensive experience in the energy sector, his business acumen, and his leadership skills.

John McCartney, Director (Class II)
Mr. McCartney joined the executive management team of US Robotics in March 1984 as Vice President and Chief Financial Officer. At US Robotics, he served in various executive capacities, including as Executive Vice President, International, until serving as President and Chief Operating Officer from January 1996 until its merger with 3Com Corporation in June 1997. From June 1997 to March 1998, Mr. McCartney held the position of President of 3Com Corporation’s Client Access Unit. Since 2004, Mr. McCartney has served as a director of Huron Consulting Group (NASDAQ: HURN), where he was Chairman of the Board from 2010 through December 2024. Mr. McCartney has also served as a director of EQT, Corp. (NYSE: EQT), a publicly traded natural gas exploration and production company, since 2019 and currently serves as a member of its public policy and corporate responsibility, and corporate governance committees. From 2007 to August 2023, Mr. McCartney served on the board of Datatec Limited, a publicly traded networking technology and services company. Mr. McCartney has also served on the boards of Transco, Inc. a Chicago-based company that provides solutions to customers in the electric utility industry, Westcon Group, Inc., a specialty distributor of networking and communications equipment, Rice Energy Inc., a formerly publicly traded independent natural gas and oil company acquired by EQT in 2017, and Covance Inc., a formerly publicly traded drug development services company acquired by Laboratory Corporation of America Holdings (NYSE: LH) in 2015. Mr. McCartney received a B.A. in Philosophy from Davidson College and an M.B.A. from The Wharton School of the University of Pennsylvania.
Mr. McCartney has served as a director of Granite Ridge since 2022. Granite Ridge believes Mr. McCartney is qualified to serve on the Board because of his deep public company, governance, and accounting experience, having served as chairman and vice chairman of the boards of numerous public and private companies, including another energy company.

Executive Officers

Luke C. Brandenberg, President and Chief Executive Officer
Mr. Brandenberg has over 17 years of experience in the energy industry. Prior to joining Granite Ridge as President and Chief Executive Officer in June 2022, he served as Managing Director of Vortus Investments, a private equity firm focused on the lower/middle market upstream energy industry in North America, from April 2021 through June 2022. From July 2020 to April 2021, Mr. Brandenberg partnered with Grey Rock to launch a special situations initiative and to lead the deal origination, structuring, and relationship management efforts for the new platform. From 2010 to June 2020, Mr. Brandenberg served in various roles with EnCap Investments, most recently as Director — Upstream Investment Staff, where he was a key board member and the primary relationship manager on multiple portfolio companies representing a significant portion of EnCap’s equity commitments. From 2007 to 2010, Mr. Brandenberg served as an investment banking analyst in the energy group of Raymond James & Associates where he focused on public market capital raises, restructuring of oil and gas investments, and mergers and acquisitions advisory work in the upstream, midstream, and oilfield services sectors of the energy industry. Mr. Brandenberg has a B.B.A. degree with honors in Business Honors and Finance from The University of Texas at Austin.

Tyler S. Farquharson, Chief Financial Officer
Mr. Farquharson has over 19 years of oil and gas finance experience. Prior to joining Granite Ridge as its Chief Financial Officer in July 2022, Mr. Farquharson served as Vice President, Chief Financial Officer and Treasurer of EXCO Resources, Inc. (“EXCO”), an independent oil and natural gas company, from October 2017 to May 2022. Mr. Farquharson began his career in August 2005 serving in various corporate finance, planning, treasury and investor relations roles at EXCO. Mr. Farquharson received a B.S. in Finance from the University of Kansas in 2005.

CORPORATE GOVERNANCE
Board Leadership
The individuals selected to be on the Board recognize that the leadership structure and combination or separation of the Chief Executive Officer and Chairman (or co-Chairmen, as applicable) roles is driven by the needs of Granite Ridge at any point in time. As a result, the Board does not have a fixed policy regarding the separation of the offices of Chief Executive Officer and Chairman (or co-Chairmen, as applicable) and instead the Board will maintain the flexibility to select the Chairman (or co-Chairmen, as applicable) and its leadership structure, from time to time, based on the criteria that it deems in the best interests of Granite Ridge and its stockholders. Currently, the role of Chief Executive Officer is a separate role from our current Co-Chairmen roles. The individuals selected to be on the Board believe that, at this time, having a separate Chief Executive Officer and Co-Chairmen is the appropriate leadership structure for Granite Ridge. The Board believes that at this time the separation of these positions enhances both the oversight of management by the Board and the Company’s overall leadership structure and that each of our Co-Chairmen provide unique and valuable direction to the Board, which helps enable effective collaboration with the Chief Executive Officer in furtherance of the Board’s oversight responsibilities. Our Chief Executive Officer is responsible for the day-to-day management and supervision of the business and affairs of Granite Ridge and for ensuring that the directives of the Board are carried into effect. Our Co-Chairmen are charged with presiding over all meetings of the Board and our stockholders and providing advice and counsel to the Chief Executive Officer.
Pursuant to our Corporate Governance Guidelines, if the Chairman (or co-Chairmen, as is our current structure) is not an independent director, the Board will designate a Lead Independent Director. Because our Co-Chairmen are not currently considered independent directors, John McCartney serves as our Lead Independent Director, a position in which he has served since 2022. As the Lead Independent Director, Mr. McCartney joins the Chairman (or co-Chairmen, as applicable), in providing leadership and guidance to the Board. The Lead Independent Director’s responsibilities include serving as a liaison between the Co-Chairmen and the independent directors of the Board, presiding over executive sessions of the independent directors, and being available for consultation and direct communication with the Company’s major stockholders upon request.
Controlled Company Exemption
Pursuant to the terms of the Voting Agreement, dated August 25, 2023, by and among Grey Rock Energy Partners GP II, L.P. (“GREP II”), Grey Rock Energy Partners GP III, L.P. (“GREP GP III”), Matthew Miller, Griffin Perry, Thaddeus Darden, and Kirk Lazarine (the “Voting Agreement” and the parties to the Voting Agreement, the “Voting Agreement Parties”), the shares held by the Voting Agreement Parties constitute approximately 50.0% of the total outstanding shares of our common stock. As a result, Granite Ridge is a “controlled company” under the corporate governance rules of the New York Stock Exchange (“NYSE”) and qualifies for exemptions from certain corporate governance requirements. Under these rules, a listed company of which more than 50% of the voting power is held by an individual, group or another company is a “controlled company” and may elect not to comply with certain corporate governance requirements, including:
•the requirement that a majority of its board of directors consist of independent directors as defined under the rules of the NYSE;
•the requirement that it have a nominating and corporate governance committee comprised entirely of independent directors with a written charter addressing the committee’s purpose and responsibilities; and
•the requirement that it have a compensation committee that is composed entirely of independent directors with a written charter addressing the committee’s purpose and responsibilities.
As a result of being a “controlled company” under the NYSE’s current listing standards, Granite Ridge qualifies for, and avails itself of, the controlled company exemptions under the corporate governance rules of the NYSE. Notwithstanding the controlled company exemption that it qualifies for and avails itself of, the Board has determined that Granite Ridge shall have an environmental, social, and governance committee, which, among other things, assists the Board in the director nomination process and advises the Board with respect to corporate governance practices, and a compensation committee.

Director Independence
Rather than adopting categorical standards, the Board assesses director independence on a case-by-case basis, in each case consistent with applicable legal requirements and the listing standards of the NYSE. The NYSE listing standards provide that to qualify as an “independent director,” in addition to satisfying certain bright-line criteria, the listed company’s board of directors must affirmatively determine that a director has no material relationship with the listed company (either directly or as a partner, stockholder or officer of an organization that has a relationship with the company). Notwithstanding the controlled company exemption that it qualifies for, and avails itself of, the Board has determined that Amanda Coussens, Michele Everard and John McCartney are independent directors of Granite Ridge as defined under the applicable NYSE rules.
Risk Oversight
In parallel with the management services provided by Grey Rock Administration, LLC, a Delaware limited liability company (the “Manager”), through the Management Services Agreement dated October 24, 2022 by and between Granite Ridge Resources, Inc. and the Manager (the “MSA”), the Board oversees the Company’s risk management, including the risk management activities both directly and through its standing committees, as follows.
The Audit Committee oversees the Company’s enterprise risk management process. The Company’s management meets with relevant employees of the Manager to discuss risks and escalates them, as appropriate, to the Audit Committee. Audit Committee meetings include discussions of specific risk areas throughout the year, including, among others, those relating to significant financial matters, cybersecurity, and data protection.
The Compensation, ESG and Conflicts committees oversee risks associated with their respective areas of responsibility. The Compensation Committee oversees the assessment of risks related to the Company’s compensation policies and programs. The ESG Committee oversees the Company’s ESG matters, including risks related thereto. The Company’s management provides relevant updates directly to the ESG Committee regarding the Company’s ESG matters, including ESG-related risks, and relevant information is shared with the full Board as part of the ESG Committee’s report to the Board. The Conflicts Committee considers risks associated with the arrangements and transactions between Granite Ridge and the Manager or its affiliates.
The Board is kept abreast of its committees’ risk oversight and other activities via reports of the committee chairs to the full Board at regular Board meetings. In addition, the Board receives detailed regular reports from members of our senior management that include discussions of the risks and exposures involved in their respective areas of responsibility. Further, the Board is routinely informed by the appropriate members of senior management of developments internal and external to the Company that could affect our risk profile.
Corporate Governance Documents
Please visit our investor relations website at https://ir.graniteridge.com, “Governance—Governance,” for additional information on our corporate governance, including:
•our Corporate Governance Guidelines, which includes policies on Board composition, director qualification standards and responsibilities, meetings of the Board, director attendance at our annual meetings, management evaluation, succession planning, and stockholder communications with the Board;
•the charters approved by the Board for the Audit Committee, the Compensation Committee, the Conflicts Committee and the ESG Committee; and
•our Corporate Code of Business Conduct and Ethics.
Insider Trading Policy and Hedging Prohibitions
We have adopted an insider trading policy governing the purchase, sale and other dispositions of our securities by our directors, officers and employees (the “Insider Trading Policy”) that we believe is reasonably designed to promote compliance with insider trading laws, rules and regulations and the exchange listing standards applicable to the Company. A copy of the Insider Trading Policy is filed as Exhibit 19.1 to our most recent Annual Report on Form 10-K. In addition, with regard to the Company’s trading in its own securities, it is the Company’s policy to comply with the federal securities laws as well as the applicable rules and regulations of NYSE. Our Insider Trading Policy also prohibits our directors, officers and employees from entering into short sales or hedging or monetization transactions involving our securities.

Board Meetings and Committees
The Board meets regularly during the year and holds special meetings and acts by unanimous written consent whenever circumstances require. During 2024, there were four regular meetings and two special meetings of the Board. At all four regular meetings of the Board, the independent directors met in executive session, with Mr. McCartney presiding over such meetings as Lead Independent Director. All incumbent directors attended 100% of such aggregate meetings of the Board and any committees on which they served occurring during 2024. Directors are encouraged to attend the Company’s annual meetings of stockholders. All of the members of the Board attended the 2024 Annual Meeting.
The standing committees of the Board consist of an Audit Committee, a Compensation Committee, a Conflicts Committee and an ESG Committee. Each committee reports to the Board as they deem appropriate and as the Board may request. The Committees keep the Board informed of their actions and provide assistance to the Board in fulfilling its oversight responsibility to stockholders. The table below provides current Committee membership information as well as meeting information for the last fiscal year.

Name	Audit Committee		Compensation Committee		Conflicts Committee		ESG Committee
Matthew Miller(1)			X
Griffin Perry(1)							X	(2)
Amanda N. Coussens	X	(2)	X	(3)	X		X
Thaddeus Darden			X	(2)			X
Michele J. Everard	X				X	(2)
Kirk Lazarine
John McCartney(4)	X		X		X
Total Meetings in 2024	5		4		1		2
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(1)Co-Chair of the Board
(2)Committee Chair
(3)Non-voting member
(4)Lead Independent Director
The functions performed by these Committees, which are set forth in more detail in their charters, are summarized below.
Audit Committee
The primary purposes of Granite Ridge’s Audit Committee are to assist the Board’s oversight of:
•the accounting and financial reporting processes of Granite Ridge and audits of Granite Ridge’s financial statements;
•the integrity of Granite Ridge’s financial statements and Granite Ridge’s compliance with legal and regulatory requirements;
•the qualifications, independence, and performance of any independent registered public accounting firm engaged for the purpose of preparing or issuing an audit report or performing other audit, review, or attest services for Granite Ridge;
•reviewing, with Granite Ridge’s independent registered public accounting firm, the scope and results of their audit;
•overseeing the financial reporting process and discussing with management and Granite Ridge’s independent registered public accounting firm the quarterly and annual financial statements that Granite Ridge files with the SEC;
•the design and implementation of Granite Ridge’s internal audit function; and

•the preparation of an annual Audit Committee report and the publishing of the report in Granite Ridge’s proxy statement for its annual meeting of stockholders, in accordance with applicable rules and regulations.
Granite Ridge’s Audit Committee consists of Amanda Coussens, Michele Everard, and John McCartney, with Ms. Coussens serving as chair. Rule 10A-3 of the Exchange Act and the NYSE rules require that Granite Ridge’s Audit Committee be composed entirely of independent directors. The Board has affirmatively determined that each of Amanda Coussens, Michele Everard, and John McCartney meet the heightened independence standards applicable to audit committee members prescribed by Rule 10A-3 of the Exchange Act and the NYSE rules.
Each member of Granite Ridge’s Audit Committee also meets the financial literacy requirements of NYSE listing standards. In addition, the Board has determined that Ms. Coussens qualifies as an “audit committee financial expert,” as such term is defined in Item 407(d)(5) of Regulation S-K. The Board has adopted a written charter for the Audit Committee, which is available on Granite Ridge’s website at www.graniteridge.com under the heading “Investors” and the subheading “Governance—Governance Documents.” The information on our website is deemed not to be incorporated in this proxy statement or to be part of this proxy statement.
Compensation Committee
The primary purposes of Granite Ridge’s Compensation Committee are to:
•oversee Granite Ridge’s overall compensation philosophy that applies to all Granite Ridge employees;
•review, evaluate, and approve the agreements, plans, policies, and programs of Granite Ridge to compensate Granite Ridge’s executive officers and directors and, in certain instances, which may compensate individuals providing services to Granite Ridge pursuant to the MSA; and
•discharge the Board’s responsibilities relating to compensation of Granite Ridge’s executive officers and directors.
Our Compensation Committee has the authority to engage a compensation consultant at any time if it determines that it would be appropriate to consider the recommendations of an independent outside source. The Compensation Committee engaged Dana Krieg, an independent compensation consultant. Ms. Krieg reviewed our executive compensation for 2024 and produced an executive compensation program for the Compensation Committee for 2024, which the Compensation Committee used to design competitive, structured executive compensation programs to drive performance and support the Company as it grows. The Compensation Committee may delegate to its chair, any of its members, or any subcommittee it may form the responsibility and authority for any particular matter, as it deems appropriate from time to time under the circumstances and consistent with applicable law and its charter. The Compensation Committee may also delegate the approval of award grants and other transactions and responsibilities regarding the administration of compensatory programs to a subcommittee consisting solely of members of the Compensation Committee or the Board that are “non-Employee Directors” for the purposes of Rule 16b-3 of the Exchange Act.
Granite Ridge’s Compensation Committee is composed of Thaddeus Darden, Matthew Miller, John McCartney, and Amanda Coussens (a non-voting member), with Mr. Darden serving as chair. The Board has adopted a written charter for the Compensation Committee, which is available on Granite Ridge’s website at www.graniteridge.com under the heading “Investors” and the subheading “Governance—Governance Documents.” The information on our website is deemed not to be incorporated in this proxy statement or to be part of this proxy statement.
Conflicts Committee
The Conflicts Committee’s responsibilities include, among other things, reviewing and approving:
•new material arrangements and transactions between Granite Ridge and the Manager or its affiliates;
•amendments to, waivers of, or resolution of material disputes related to agreements between the Manager and its affiliates on the one hand and Granite Ridge and its affiliates on another, including any material amendment, waiver, or disputes relating to the MSA; and
•related person transactions pursuant to Granite Ridge’s related party transactions policy.
Granite Ridge’s Conflicts Committee is composed of Amanda Coussens, Michele Everard, and John McCartney, with Ms. Everard serving as chair. The Conflicts Committee is composed entirely of directors who the Board has determined meet the independence requirements of the NYSE. The Board has adopted a written charter for the Conflicts Committee, which is available on Granite Ridge’s website at www.graniteridge.com under the heading “Investors” and the subheading “Governance—Governance Documents.” The information on our website is deemed not to be incorporated in this proxy statement or to be part of this proxy statement.
ESG Committee
The ESG Committee’s responsibilities include, among other things:
•the oversight and monitoring of Granite Ridge’s environmental, social and governance initiatives;
•reviewing and recommending to the Board, and assisting the Board in implementing, any changes to its corporate governance practices;
•assisting the Board by identifying individuals qualified to become members of the Board, and recommending director nominees to the Board;
•advising the Board about the appropriate composition of the Board and its committees;
•leading the Board in the annual performance evaluation of the Board and its committees and of management; and
•directing all matters relating to the succession of Granite Ridge’s chief executive officer.
Granite Ridge’s ESG Committee is composed of Amanda Coussens, Thaddeus Darden, and Griffin Perry, with Mr. Perry serving as chair. The Board has adopted a written charter for the ESG Committee, which is available on Granite Ridge’s website at www.graniteridge.com under the heading “Investors” and the subheading “Governance—Governance Documents.” The information on our website is deemed not to be incorporated in this proxy statement or to be part of this proxy statement.
Code of Business Conduct and Ethics and Corporate Governance Guidelines
Granite Ridge has adopted a written code of business conduct and ethics that applies to its directors, officers, employees and individuals providing services to Granite Ridge pursuant to the MSA, in accordance with applicable federal securities laws, a copy of which is available on Granite Ridge’s website at www.graniteridge.com under the heading “Investors” and the subheading “Governance—Governance Documents.” Granite Ridge intends to disclose on its website any future amendments of the code of ethics or waivers that exempt any principal executive officer, principal financial officer, principal accounting officer or controller, persons performing similar functions or Granite Ridge’s directors from provisions in the code of business conduct and ethics. Additionally, Granite Ridge has adopted corporate governance guidelines, a copy of which is available on Granite Ridge’s corporate website, that address items such as the qualifications and responsibilities of its directors and director candidates and corporate governance policies and standards. The information on our website is deemed not to be incorporated in this proxy statement or to be part of this proxy statement.
Director Nominations
Our Board considers candidates for director who are recommended by the ESG Committee, its members, other Board members, stockholders, and management. To assist it in identifying director candidates for recommendation to the full Board, the ESG Committee is also authorized to retain, at the expense of the Company, third party search firms and legal, accounting, or other advisors, including for purposes of performing background reviews of potential candidates.
The Board does not have a mandatory retirement age or term limits for directors. We believe our stockholders benefit from continuity of directors and a mix of tenure on the Board. To help the Board continue to generate new ideas and operate effectively, the ESG Committee discusses individual Board member performance and takes steps as necessary regarding continuing director tenure, including by evaluating the current composition of the Board and the skills, experiences and backgrounds that may be needed as the strategy of the business or the operating environment evolves. The ESG Committee considers each director’s age and length of tenure when considering Board composition and seeks to maintain a balance of experience and continuity, along with fresh perspectives.
Among the qualifications and skills of a candidate, including incumbent directors, considered important by the ESG Committee are:
•relevant skills, qualifications, and experience;

•independence under applicable standards;
•business judgment;
•a strong mix of background and experience;
•service on boards of directors of other companies;
•personal and professional integrity, including commitment to the Company’s core values;
•openness and ability to work as part of a team;
•leadership and risk management experience;
•willingness to commit the required time to serve as a Board member; and
•familiarity with the Company and its industry.
When evaluating re-nomination of existing directors, the ESG Committee also considers the nominees’ past Board and committee meeting attendance and performance, length of Board service and their independence under the applicable standards. The ESG Committee believes that each of the director nominees for the Annual Meeting possesses these attributes.
The ESG Committee evaluates director candidates recommended by stockholders in the same way that it evaluates candidates recommended by its members, other members of the Board, or other persons. Stockholders wishing to submit recommendations for director candidates for consideration by the ESG Committee must provide certain information in writing to the attention of the Corporate Secretary of the Company as described in our amended and restated bylaws (the “Bylaws”), including:
•the name, age, business address and residence address of the nominee and the name and address of the stockholder making the nomination (and the name and address of the beneficial owner, if any, on whose behalf the nomination is made);
•the principal occupation or employment of the nominee;
•the class or series and number of shares of capital stock of the Company that are owned beneficially or of record by the nominee and the stockholder (and the beneficial owner, if any, on whose behalf the nomination is made);
•a written statement and agreement executed by each such nominee acknowledging that such nominee consents to being named in the Company’s proxy statement as a nominee and to serving as a director if elected;
•a description of all arrangements or understandings relating to the nomination by the stockholder making such nomination among such stockholder, the beneficial owner, if any, on whose behalf the nomination is made, the nominee, and any other person or persons (including their names) acting in concert with any of the foregoing and a description of any arrangement, agreement, or understanding (including any derivative or short positions, profits interests, options, hedging transactions, and borrowed or loaned shares) that has been entered into as of the date of the stockholder’s notice by, or on behalf of, the stockholder or the beneficial owner, if any, on whose behalf the nomination is being made and any of their affiliates or associates, the effect or intent of which is to mitigate loss to, manage risk or benefit of share price changes for, or increase or decrease the voting power of, such person or any of their affiliates or associates with respect to shares of our common stock;
•a representation that the stockholder making the nomination (or a qualified representative of such stockholder) is a holder of record of our common stock and intends to appear in person or by proxy at the Annual Meeting to nominate the nominee; and
•any other information relating to the nominee and stockholder that would be required to be disclosed in a proxy statement or other SEC filings required to be made in connection with solicitations of proxies for election of directors pursuant to Section 14 of the Exchange Act and the rules and regulations promulgated thereunder.

Communications with the Board
Our Board welcomes communications from our stockholders and other interested parties. Interested parties may communicate directly with the independent directors by submitting a communication in writing to Granite Ridge Resources, Inc., 5217 McKinney Avenue, Suite 400, Dallas, Texas 75205 in an envelope marked “Confidential” addressed to the “Independent Members of the Board of Directors” in care of the Company’s Corporate Secretary. The Company’s Corporate Secretary will review and forward each communication, as soon as reasonably practicable, to the addressee(s) if the communication falls within the scope of matters generally considered by the independent directors. Access to non-management directors will be available through the Company’s website or by contacting the Company at info@graniteridge.com.

PROPOSAL 1—ELECTION OF DIRECTORS
The Board, based on the recommendation of the ESG Committee, has proposed that the following two nominees be elected as Class III Directors of Granite Ridge at the Annual Meeting, each of whom, if elected, will hold office until our annual meeting of stockholders in 2028 or until his or her successor shall have been elected and qualified or his or her earlier death, resignation, or removal:
•Griffin Perry
•Amanda Coussens
Each of the nominees is currently a Class III Director of the Company. Biographical information for each nominee is contained in the “Directors and Executive Officers” section above.
Although the Board expects that the two nominees will be willing and available to serve as directors, if either of them should be unwilling or unable to serve, the Board may decrease the size of the Board or may designate substitute nominees, and the proxies will be voted in favor of any such substitute nominees.
Vote Required
The election of directors in this Proposal No. 1 requires the affirmative vote of a plurality of the votes validly cast by the stockholders present in person or represented by proxy at the Annual Meeting and entitled to vote thereon. Neither withhold votes nor broker non-votes will have any effect on the outcome of voting on director elections.
Recommendation
THE BOARD UNANIMOUSLY RECOMMENDS A VOTE “FOR” EACH NOMINEE.

PROPOSAL 2—RATIFICATION OF THE APPOINTMENT OF FORVIS MAZARS, LLP
Under the rules and regulations of the SEC and NYSE, the Audit Committee is directly responsible for the appointment, compensation, retention, and oversight of our independent auditors. In addition, the Audit Committee oversees the work of our independent auditors, considers the independence of our independent auditors and participates in the selection of the independent auditor’s lead engagement partner. The Audit Committee has appointed, and, as a matter of good corporate governance, is requesting ratification by the stockholders of the appointment of, the registered public accounting firm of Forvis Mazars to serve as independent auditors for the fiscal year ending December 31, 2025. Forvis Mazars has served as the independent auditor for the funds managed by Grey Rock Energy Management, LLC since 2015, and Forvis Mazars has served as independent auditor for the Company since 2022. The Audit Committee considered a number of factors in determining whether to re-engage Forvis Mazars as the Company’s independent registered public accounting firm, including the length of time the firm has served in this role, the firm’s professional qualifications and resources, the firm’s past performance, and the firm’s capabilities in handling the breadth and complexity of our business, as well as the potential impact of changing independent auditors.
The Board and the Audit Committee believe that the continued retention of Forvis Mazars as the Company’s independent auditor is in the best interests of the Company and its stockholders. If stockholders do not ratify the selection of Forvis Mazars, the Audit Committee may reconsider its selection of Forvis Mazars as our independent registered public accounting firm for the fiscal year ending December 31, 2025, but the Audit Committee may also elect to retain Forvis Mazars. In addition, if stockholders ratify the selection of Forvis Mazars as independent auditors, the Audit Committee may nevertheless periodically request proposals from other major registered public accounting firms and as a result of such process may select Forvis Mazars or another registered public accounting firm as our independent auditors.
Audit and Other Fees
The table below sets forth the aggregate fees billed by Forvis Mazars, the Company’s independent registered public accounting firm, for the last two fiscal years (in millions):

	2024	2023
Audit Fees(1)	$1.2	$1.3
Audit-Related Fees(2)	$0.0	$0.1
Tax Fees(3)	$0.0	$0.3
All Other Fees	$0.0	$0.0
Total Fees	$1.2	$1.7
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(1)“Audit Fees” include the aggregate fees for professional services performed for the (i) audit of the Company’s annual consolidated financial statements included in its Annual Report on Form 10-K; (ii) reviews of the Company’s quarterly financial statements included in its Quarterly Reports on Form 10-Q; and (iii) services that are normally provided in connection with statutory and regulatory filings or engagements, such as comfort letters and consents.
(2)“Audit-Related Fees” consist of fees billed for assurance and related services that are reasonably related to performance of the audit or review of our financial statements and are not reported under “Audit Fees.” These services include attest services that are not required by statute or regulation and consultations concerning financial accounting and reporting standards. For the year ended December 31, 2023, these fees related to audits performed in connection with assets divested during the year for the buyer and associated consents.
(3)“Tax Fees” consist of tax compliance, tax advice and tax planning.
Before the independent registered public accounting firm is engaged by the Company or its subsidiaries to render audit or non-audit services, the Audit Committee must pre-approve the engagement. The Audit Committee’s pre-approval of audit and non-audit services provided by our independent auditor is not required if the engagement for the services is entered into pursuant to pre-approval policies and procedures established by the Committee. Pursuant to the Audit Committee’s charter, the Chairman of the Audit Committee has the authority to grant pre-approvals, provided such approvals are within the pre-approval policy and are presented to the Audit Committee at a subsequent meeting.
The Audit Committee or Chairman of the Audit Committee, as applicable, approved or pre-approved 100% of the services described in the table set forth above for the year ended December 31, 2024. The duties of the Audit Committee are described in the Audit Committee’s charter that is posted on the Company’s website at www.graniteridge.com under the heading “Investors” and the subheading “Governance—Governance Documents.”

Representatives of Forvis Mazars are not expected to attend the Annual Meeting; however, Forvis Mazars representatives will have an opportunity to respond to appropriate questions from stockholders submitted in advance of the Annual Meeting, and members of Company management will have an opportunity to make a statement at the Annual Meeting on Forvis Mazars’ behalf.
Vote Required
The ratification of the appointment of our independent auditors in this Proposal No. 2 requires the affirmative vote of the majority of the votes validly cast by the stockholders present in person or represented by proxy at the Annual Meeting and entitled to vote thereon. Abstentions will not have any effect on the outcome. Because banks, brokers, or other nominees have discretion to vote on this proposal, we do not expect any broker non-votes.
Recommendation
THE BOARD UNANIMOUSLY RECOMMENDS A VOTE “FOR” RATIFICATION OF THE APPOINTMENT OF FORVIS MAZARS AS OUR INDEPENDENT REGISTERED PUBLIC ACCOUNTING FIRM FOR THE FISCAL YEAR ENDING DECEMBER 31, 2025.

AUDIT COMMITTEE REPORT
Primary Oversight Responsibilities
Our management is responsible for establishing a system of internal controls, assessing such controls and for preparing our consolidated financial statements in accordance with generally accepted accounting principles. Our independent registered public accounting firm is responsible for auditing our consolidated financial statements in accordance with standards of the Public Company Accounting Oversight Board (United States) (the “PCAOB”) and issuing its report based on its audit.
Under the Audit Committee’s charter, the primary function of the Audit Committee is to assist the Board in fulfilling its oversight responsibilities as to, among other duties: (1) the integrity of the Company’s financial statements; (2) the Company’s compliance with legal and regulatory requirements; (3) the appointment, qualifications, independence and performance of the independent registered public accounting firm engaged for the purpose of preparing or issuing an audit report on the Company’s financial statements; and (4) the design and implementation of the Company’s internal audit function.
2024 Audited Financial Statements
In connection with the preparation of the audited consolidated financial statements included in our Annual Report on Form 10-K for the year ended December 31, 2024:
•The Audit Committee reviewed and discussed the audited financial statements and associated audit with the independent registered public accounting firm and management.
•The Audit Committee discussed with the independent registered public accounting firm the matters required to be discussed by the applicable regulations promulgated by the PCAOB. In general, these auditing standards require the independent registered public accounting firm to communicate to the Audit Committee certain matters that are incidental to the audit, such as any initiation of, or changes to, significant accounting policies, management judgments, accounting estimates and audit adjustments; disagreements with management; the independent registered public accounting firm’s judgment about the quality of our accounting principles; significant audit risks identified and any changes from planned audit strategy; the use of specialists on the audit team; and issues for which the independent registered public accounting firm have consulted outside the engagement team.
•The Audit Committee has received the written disclosures and the letter from the independent registered public accounting firm required by applicable requirements of the PCAOB regarding the independent registered public accounting firm’s communication with the Audit Committee concerning independence and has discussed the independent registered public accounting firm’s independence with the independent registered public accounting firm. The Audit Committee also considered whether the independent registered public accounting firm’s provision of non-audit services to us was compatible with maintaining their independence.
Based on the review and discussions noted above, the Audit Committee recommended to the Board that the audited consolidated financial statements for the year ended December 31, 2024 be included in our Annual Report on Form 10-K filed with the SEC.
The Audit Committee of the Board of Directors
Amanda N. Coussens (Chair)
Michele J. Everard
John McCartney

The above report of the Audit Committee shall not be deemed incorporated by reference by any general statement incorporating by reference this proxy statement into any filing under the Securities Act of 1933 or under the Securities Exchange Act of 1934, except to the extent that the Company specifically incorporates this information by reference, and shall not be deemed filed under such Acts.

EXECUTIVE AND DIRECTOR COMPENSATION
The tables and narrative disclosure below provide compensation disclosures that satisfy the requirements applicable to emerging growth companies, as defined in the JOBS Act. As an emerging growth company, we are not required to hold a ”say-on-pay” vote or include Compensation Discussion & Analysis disclosure in this proxy statement. The following sections provide compensation information pursuant to the scaled disclosure rules applicable to emerging growth companies under the rules of the SEC, including reduced narrative and tabular disclosure obligations regarding executive compensation.
Our Named Executive Officers for 2024 (collectively, our “Named Executive Officers” or “NEOs”) are:

Name	Principal Position
Luke C. Brandenberg	President and Chief Executive Officer
Tyler S. Farquharson	Chief Financial Officer
2024 Summary Compensation Table
The following table summarizes the compensation paid to our Named Executive Officers for the fiscal years ended December 31, 2023 and December 31, 2024.

Name and Principal Position	Year	Salary ($)	Bonus ($)		Stock Awards ($)		Option Awards ($)		Non-Equity Incentive Plan Comp. ($)	All Other Comp. (1) ($)	Total ($)
Luke C. Brandenberg	2024	$500,000	$366,055	(2)	$481,438	(3)	$107,813	(4)	—	$6,000	$1,461,306
President and Chief Executive Officer	2023	$400,000	$300,000	(5)	$355,824	(6)	$161,710	(7)	—	$6,000	$1,223,534
Tyler S. Farquharson	2024	$450,000	$263,560	(2)	$346,646	(8)	$77,625	(9)	—	$6,000	$1,143,831
Chief Financial Officer	2023	$385,000	$173,250	(5)	$305,819	(10)	$161,710	(7)	—	$6,000	$1,031,779
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(1)The amounts shown represent matching contributions to the Company’s 401(k) plan for each NEO.
(2)The amount shown represents a bonus earned in 2024 and paid in 2025.
(3)The amount shown represents the aggregate grant date fair value of: (i) a grant of 20,627 shares of restricted stock that vests in three equal annual tranches beginning on March 6, 2025 and (ii) a grant of a maximum of 82,508 shares of performance-based restricted stock units (with a target of 41,254 shares of performance-based restricted stock units) based on a performance period ending on December 31, 2026 that vests on the last day of the performance period. Grant date fair values were all calculated in accordance with FASB ASC Topic 718, and all amounts shown in this column exclude the effect of estimated forfeitures related to service-based vesting conditions. The grant date fair value of the shares of common stock and restricted stock were calculated based on the market-quoted closing price of the Company’s common stock on the date of the awards, and the grant date fair value of the performance-based restricted stock units was calculated by the Monte Carlo simulation method. The maximum value that could be recognized in accordance with FASB ASC Topic 718 for the restricted stock and performance-based restricted stock units if the maximum shares are earned for the performance-based restricted stock units is $559,611. Additional detail regarding the awards reflected within this row is included in Note 13 to the Notes to Consolidated Financial Statements included in our Annual Report on Form 10-K for the year ended December 31, 2024.
(4)The amount shown represents a grant of 78,125 nonqualified stock options with a term expiration of March 31, 2034 and an exercise price per share of $6.06 that vests in three equal annual installments beginning on March 6, 2024. Grant date fair values were calculated in accordance with FASB ASC Topic 718, and all amounts shown in this column exclude the effect of estimated forfeitures related to service-based vesting conditions. Grant date fair value was estimated using the Black-Scholes pricing model.
(5)The amount shown represents a bonus earned in 2023 and paid in 2024.
(6)The amount shown represents the aggregate grant date fair value of: (i) a grant of 23,502 shares of common stock (16,533 shares of common stock net of taxes) that vested on January 3, 2023; (ii) a grant of 13,287 shares of restricted stock that vests in three equal annual tranches beginning on March 21, 2024; and (iii) a grant of a maximum of 26,574 shares of performance-based restricted stock units (with a target of 13,287 shares of performance-based restricted stock units) based on a performance period ending on December 31, 2025 that vests on the last day of the performance period. Grant date fair values were all calculated in accordance with FASB ASC Topic 718, and all amounts shown in this column exclude the effect of estimated forfeitures related to service-based vesting conditions. The grant date fair value of the shares of common stock and restricted stock were calculated based on the market-quoted closing price of the Company’s common stock on the date of the awards, and the grant date fair value of the performance-based restricted stock units was calculated by the Monte Carlo simulation method. Additional detail regarding the awards reflected within this column is included in Note 13 to the Notes to Consolidated Financial Statements included in our Annual Report on Form 10-K for the year ended December 31, 2023.
(7)The amounts shown represent a grant of 196,054 nonqualified stock options for each officer with a term expiration of March 31, 2033 that vests in three equal annual installments beginning on March 21, 2023. Of the 196,054 total options granted, 160,000 of the options have an exercise price per share of $9.22, and 36,054 of the options have an exercise price per share of $5.02. Grant date fair values were calculated in accordance with FASB ASC Topic 718, and all amounts shown in this column exclude the effect of estimated forfeitures related to service-based vesting conditions. For stock options granted at the money (those with an exercise price of $5.02), grant date fair value was estimated using the Black-Scholes pricing model. For stock options granted with an exercise price of $9.22, grant date fair value was estimated using a lattice based option valuation model that incorporated a range of assumptions. The aggregate grant date fair value of the options was calculated by the Monte Carlo simulation method. Additional detail regarding the awards reflected within this column is included in Note 13 to the Notes to Consolidated Financial Statements included in our Annual Report on Form 10-K for the year ended December 31, 2023.
(8)The amount shown represents the aggregate grant date fair value of: (i) a grant of 14,851 shares of restricted stock that vests in three equal annual tranches beginning on March 6, 2025 and (ii) a grant of a maximum of 59,406 shares of performance-based restricted stock units (with a target of 29,703 shares of performance-based restricted stock units) based on a performance period ending on December 31, 2026 that vests on the last day of the performance period. Grant date fair values were all calculated in accordance with FASB ASC Topic 718, and all amounts shown in this column exclude the effect of estimated forfeitures related to service-based vesting conditions. The grant date fair value of the shares of common stock and restricted stock were calculated based on the market-quoted closing price of the Company’s common stock on the date of the awards, and the grant date fair value of the performance-based restricted stock units was calculated by the Monte Carlo simulation method. The maximum value that could be recognized in accordance with FASB ASC Topic 718 for the restricted stock and performance-based restricted stock units if the maximum shares are earned for the performance-based restricted stock units is $402,923. Additional detail regarding the awards reflected within this row is included in Note 13 to the Notes to Consolidated Financial Statements included in our Annual Report on Form 10-K for the year ended December 31, 2024.
(9)The amount shown represents a grant of 56,250 nonqualified stock options with a term expiration of March 31, 2034 and an exercise price per share of $6.06 that vests in three equal annual installments beginning on March 6, 2024. Grant date fair values were calculated in accordance with FASB ASC Topic 718, and all amounts shown in this column exclude the effect of estimated forfeitures related to service-based vesting conditions. Grant date fair value was estimated using the Black-Scholes pricing model. Additional detail regarding the awards reflected within this row is included in Note 13 to the Notes to Consolidated Financial Statements included in our Annual Report on Form 10-K for the year ended December 31, 2024.
(10)The amount shown represents the aggregate grant date fair value of: (i) a grant of 17,626 shares of common stock (12,399 shares of common stock net of taxes) that vested on January 3, 2023; (ii) a grant of 13,287 shares of restricted stock units that vests in three equal annual tranches beginning on March 21, 2024; and (iii) a grant of a maximum of 26,574 shares of performance-based restricted stock units (with a target of 13,287 shares of performance-based restricted stock units) based on a performance period ending on December 31, 2025 that vests on the last day of the performance period. The grant date fair value of each award was calculated by using the same methods as described in footnote (6) to this Summary Compensation Table.
Elements of Compensation
The principal elements of compensation for the Named Executive Officers consist of base salaries, annual cash bonuses, equity incentive awards and health, welfare and certain additional benefits.
Base Salary
Base salaries are generally set at levels commensurate with the Named Executive Officer’s position and responsibilities, with any adjustments deemed necessary to attract and retain individuals with superior talent appropriate relative to their expertise and experience.
Annual Cash Bonuses
Annual cash incentive awards are expected to be used to motivate and reward our executives. Annual cash incentive awards will be determined on a discretionary basis and are generally based on individual and Company performance.
Equity Incentive Awards
Named Executive Officers will participate in the Granite Ridge 2022 Omnibus Incentive Plan (the “Incentive Plan”), with awards to be determined in the Board’s discretion.
Employee Benefits
The Named Executive Officers participate in all medical, dental, hospitalization, accidental death and dismemberment, disability, travel and life insurance plans and all other plans as are offered by Granite Ridge or the Manager to their executive personnel, including savings, pension, profit-sharing and deferred compensation plans.

Employment, Severance and Change in Control Arrangements
Employment Agreements
On October 24, 2022, Granite Ridge entered into employment agreements with each of Messrs. Luke C. Brandenberg and Tyler S. Farquharson, pursuant to which Mr. Brandenberg will serve as the Company’s President and Chief Executive Officer and Mr. Farquharson will serve as the Company’s Chief Financial Officer, each for an initial three-year term, following which the agreements will be automatically extended for additional one-year terms, unless either of Granite Ridge on the one hand, or Mr. Brandenberg or Mr. Farquharson on the other hand, give at least 90 days’ prior notice of non-extension.
Under the terms of the employment agreement, Mr. Brandenberg is entitled to the following:
•An annual base salary of $400,000, subject to increase (but not decrease) as determined by the Board, and which was increased by the Board to $500,000 for 2024 and was approved to remain at the same level for 2025;
•A target bonus equal to 50% of the executive’s current base salary, based on satisfaction of performance criteria to be established by the Board;
•An annual long term-incentive award pursuant to the Incentive Plan and applicable award agreement, and the terms and conditions thereof, determined by the Board, in its discretion;
•An expense reimbursement for all reasonable business and travel expenses paid or incurred by the executive while performing his duties, responsibilities and authorities under the agreement and promoting the Company’s business and activities during the executive’s term; and
•Participation in all medical, dental, hospitalization, accidental death and dismemberment, disability, travel and life insurance plans and all other plans as are offered by Granite Ridge to its executive personnel, including savings, pension, profit-sharing and deferred compensation plans, subject to the general eligibility and participation provisions set forth in such plan.
Under the terms of the employment agreement, Mr. Farquharson is entitled to the following:
•An annual base salary of $385,000, subject to increase (but not decrease) as determined by the Board, and which was increased by the Board to $450,000 for 2024 and was approved to remain at the same level for 2025;
•A target bonus equal to 30% of the executive’s current base salary, based on satisfaction of performance criteria to be established by the Board;
•An annual long-term incentive award pursuant to the Incentive Plan and applicable award agreement, and the terms and conditions thereof, determined by the Board, in its discretion;
•An expense reimbursement for all reasonable business and travel expenses paid or incurred by the executive while performing his duties, responsibilities and authorities under the agreement and promoting the Company’s business and activities during the executive’s term; and
•Participation in all medical, dental, hospitalization, accidental death and dismemberment, disability, travel and life insurance plans and all other plans as are offered by Granite Ridge to its executive personnel, including savings, pension, profit-sharing and deferred compensation plans, subject to the general eligibility and participation provisions set forth in such plan.
Both executives’ employment will terminate upon the earliest to occur of: (i) the executive’s death; (ii) a termination by Granite Ridge by reason of the executive’s disability; (iii) a termination by Granite Ridge with or without cause; or (iv) a termination by executive with or without good reason. Each of Mr. Brandenberg’s and Mr. Farquharson’s employment agreements provide for certain payments and benefits upon termination of their employment. The material terms of these arrangements are described below:
•Termination for cause or without good reason. In connection with a termination of employment by Granite Ridge for cause or by the executive without good reason, the executive will be entitled to payment of all accrued and unpaid base salary through the termination date, all approved but unreimbursed documented business expenses and other amounts payable under the agreement incurred through the termination date and payment and/

or provision of all vested benefits to which the executive may be entitled through the termination date with respect to applicable benefit or incentive compensation plans, policies or programs.
•Termination in connection with death or disability. In addition to the payments described above, in connection with any termination by Granite Ridge in connection with the executive’s death or disability, the executive will be entitled to the executive’s pro rata target bonus.
•Termination without cause or for good reason. In addition to the payments described above in connection with termination for cause or without good reason, in connection with any termination by Granite Ridge without cause or by executive for good reason, the executive will also be entitled to payment of the following in a lump sum within 60 days following the termination date: (i) severance amount equal to two (2) times the sum of (a) the executive’s annual base salary as in effect for the fiscal year preceding the termination date and (b) the executive’s target bonus for the fiscal year preceding the period in which termination occurs, and (ii) during the 18-month period following the termination date, eligibility to elect for continued coverage pursuant to the Consolidated Omnibus Budget Reconciliation Act of 1985, as amended (“COBRA”) for himself and his eligible dependents at the Company’s group health insurance plan rates.
In addition, if either of the executives’ employment is terminated by Granite Ridge without cause or by the executive for good reason on a change in control or during the six-month period immediately following a change in control, then in lieu of the severance amount described above, the executive will be entitled to payment of the following within 60 days following the termination date: (i) a payment equal to three (3) times the sum of (a) the executive’s annual base salary as in effect for the fiscal year preceding the termination date and (b) the executive’s target bonus for the fiscal year preceding the period in which the termination date occurs, less applicable withholdings and deductions, (ii) vesting, at the time of such termination, in any time-based long-term awards that previously were granted to the executive but which had not yet vested, and (iii) during the 18-month period following the termination date, eligibility to elect for continued coverage pursuant to COBRA for executive and his eligible dependents at the Company’s group health insurance plan rates.
The payments described above are subject to the executive’s delivery to Granite Ridge of an executed release of claims in a form reasonably acceptable to the Company. Upon termination of the executive’s employment, the executive will continue to be subject to the non-competition and non-solicitation covenants for 12 months, as well as their non-disparagement covenants.
If any of the payments or benefits received or to be received by the executive constitute “parachute payments” within the meaning of Section 280G of the Code and would be subject to excise tax, then such payments will be reduced in a manner determined by Granite Ridge (by the minimum amounts possible) that is consistent with Section 409A until no amount payable by the executive will be subject to excise tax.
For purposes of the employment agreement:
“Cause” means any act or omission of the executive that constitutes any: (i) material breach of the agreement, (ii) the executive’s failure or refusal to perform the executive’s duties, responsibilities and authorities under the agreement, including, but not limited to, the failure or refusal to follow any lawful directive of the Board or the President and Chief Executive Officer, as applicable, (iii) material violation of any written employment policy or rule of the Company or its related entities, which results, or is likely to result in, any material reputational, financial, or other harm to the Company or its related entities, (iv) misappropriation of any funds, property, or business opportunity of the Company or its related entities, (v) illegal use or distribution of drugs or any abuse of alcohol in any manner that adversely affects the executive’s performance, (vi) fraud upon the Company or its related entities, or bad faith, dishonest, or disloyal acts or omissions toward the Company or its related entities, (vii) commission, indictment, or conviction of any felony or any misdemeanor involving moral turpitude or (viii) other acts or omissions contrary to the best interests of the Company or its related entities which has caused, or is likely to cause, material harm to them. If the Board or the Company, as applicable, determines in its sole discretion that a cure is possible and appropriate, the Company shall give such executive written notice of the acts or omissions constituting Cause and no termination of the agreement shall be for Cause unless and until such executive fails to cure such acts or omissions within 30 days following receipt of such written notice.
“Good Reason” shall exist in the event any of the following actions are taken without the executive’s consent: (i) a material diminution in the executive’s annual base salary, duties, responsibilities, or authorities; (ii) a requirement that the executive report to an officer or employee other than the Board or the President and Chief Executive Officer, as applicable; (iii) a material relocation of the executive’s primary work location more than 50 miles away from the Company’s corporate headquarters; or (iv) any other action or inaction by the Company that constitutes a material breach of its obligations under the agreement. However, “Good Reason” will only exist if the executive gives Granite Ridge notice within 90 days after the first occurrence of any of the foregoing events and Granite Ridge fails to correct the matter within 30 days following receipt of such notice.
The foregoing description of Mr. Brandenberg’s and Mr. Farquharson’s employment agreements does not purport to be complete and is qualified in its entirety by the full text of the Executive Employment Agreements, which are filed as exhibits to our Annual Report.
Except as described above, we have not entered into any employment, severance, change in control or similar agreements with any of our NEOs, nor are we otherwise currently responsible for any payment upon the termination of any of our NEOs. We do provide for accelerated vesting of option awards upon our change in control, which is described in more detail below under “— Granite Ridge 2022 Omnibus Incentive Plan.”
Granite Ridge 2022 Omnibus Incentive Plan
The Incentive Plan allows for the grant of stock options, both incentive stock options and “non-qualified” stock options; stock appreciation rights, alone or in conjunction with other awards; restricted stock and restricted stock units (“RSUs”); and other stock-based awards. We refer to these collectively herein as Awards. The Incentive Plan will be administered by the Compensation Committee, or such other person or persons designated by the Compensation Committee to administer the Incentive Plan, which we refer to herein as the “Plan Administrator.”
Change in Control
Upon a Change in Control where the Company is not the surviving corporation (or survives only as a subsidiary of another corporation), unless the Plan Administrator determines otherwise, all outstanding Awards shall be assumed by, or replaced with comparable Awards by, the surviving corporation (or the Company or a subsidiary of the surviving corporation). In the event the outstanding Awards are not assumed or replaced as provided in the preceding sentence, any outstanding Awards issued under the Incentive Plan (other than restricted stock and RSUs that are subject to achievement of performance-based goals) will become fully vested. Restricted stock and RSUs that are subject to performance-based goals will vest, as determined by the Plan Administrator, based on the level of attainment of the specified performance goals, unless otherwise provided in the applicable Award Agreement. Notwithstanding the foregoing, in the event of a Change in Control the Plan Administrator may, in its discretion, cancel outstanding Awards and pay to participants the cash value of such Awards based upon the highest price per share of common stock received or to be received by other stockholders of the Company in connection with the Change in Control.
Clawback Policy
As required pursuant to the listing standards of the New York Stock Exchange, Section 10D of the Exchange Act and Rule 10D-1 under the Exchange Act, the Company adopted the Clawback Policy, effective as of November 8, 2023. Pursuant to the Clawback Policy, the Company will recover reasonably promptly from each Covered Officer (as defined in the Clawback Policy) the Covered Compensation by such Covered Officer in the event that the Company is required to prepare an accounting restatement due to the material noncompliance of the Company with any financial reporting requirement under the securities laws, including any required accounting restatement to correct an error in previously issued financial statements that is material to the previously issued financial statements, or that would result in a material misstatement if the error were corrected in the current period or left uncorrected in the current period. The Clawback Policy defines “Covered Compensation” as the amount of Incentive-Based Compensation that exceeds the amount of Incentive-Based Compensation that otherwise would have been received had it been determined based on the relevant restated amounts in the accounting restatement and computed without regard to any taxes paid. The Clawback Policy defines “Incentive-Based Compensation” as any compensation that is granted, earned or vested based wholly or in part upon the attainment of a Financial Reporting Measure (as defined in the Clawback Policy). Incentive-Based Compensation received by a Covered Officer will only qualify as Covered Compensation if: (i) it is received on or after October 2, 2023; (ii) it is received after such Covered Officer begins service as a Covered Officer; (iii) such Covered Officer served as a Covered Officer at any time during the performance period for such incentive-based compensation; and (iv) it is received while the Company has a class of securities listed on a national securities exchange or a national securities association.

Outstanding Equity Awards at Fiscal Year-End for 2024
The following table and the footnotes thereto describe the equity-based awards held by our NEOs that were outstanding as of December 31, 2024.

	Option awards				Stock awards
Name	Number of securities underlying unexercised options (#) exercisable	Number of securities underlying unexercised options (#) unexercisable	Option exercise price ($)	Option expiration date	Number of shares or units of stock that have not vested (#)	Market value of shares of units of stock that have not vested ($)	Equity incentive plan awards: Number of unearned shares, units or other rights that have not vested (#)	Equity incentive plan awards: Market or payout value of unearned shares, units or other rights that have not vested ($)
Luke C. Brandenberg
Restricted Stock(1)					29,485	$190,473
Performance-Based Restricted Stock Units(2)							109,082	$704,670
Stock Options(3)	106,666	53,334	$9.22	3/31/33
Stock Options(4)	24,036	12,018	$5.02	3/31/33
Stock Options(5)	26,041	52,084	$6.06	3/31/34
Tyler S. Farquharson
Restricted Stock(6)					23,709	$153,160
Performance-Based Restricted Stock Units(7)							85,980	$555,431
Stock Options(3)	106,666	53,334	$9.22	3/31/33
Stock Options(4)	24,036	12,018	$5.02	3/31/33
Stock Options(8)	18,750	37,500	$6.06	3/31/34
(1)Represents: (i) 13,287 shares of restricted stock granted on March 21, 2023, 4,429 shares of which vested on March 21, 2024, 4,429 shares of which vested on March 21, 2025 and 4,429 shares of which will vest on March 21, 2026, subject to the NEO’s continued employment by the Company on each vesting date; and (ii) 20,627 shares of restricted stock granted on March 6, 2024, 6,876 shares of which vested on March 6, 2025, 6,876 shares of which will vest on March 6, 2026 and 6,875 shares of which will vest on March 6, 2027, subject to the NEO’s continued employment by the Company on each vesting date. The market value of the shares of restricted stock was calculated by multiplying the number of shares shown by $6.46, the closing price of Granite Ridge’s common stock on December 31, 2024, the last trading day of the year.
(2)Represents: (i) 26,574 performance-based restricted stock units, with a performance period running from March 21, 2023 to December 31, 2025; and (ii) 82,508 performance-based restricted stock units, with a performance period running from March 6, 2024 to December 31, 2026. Because the relevant performance metrics of the performance-based restricted stock units were trending between target and maximum performance as of December 31, 2024, the number of shares shown reflects the number of shares that would be earned at maximum performance. The market value of the shares of performance-based restricted stock units was calculated by multiplying the number of shares shown by $6.46, the closing price of Granite Ridge’s common stock on December 31, 2024, the last trading day of the year.
(3)Represents 160,000 nonqualified stock options granted on March 21, 2023. One third of the options vested on March 21, 2023, one third vested on March 21, 2024 and one third vested on March 21, 2025. Because the numbers in this Outstanding Equity Awards at Fiscal-Year End for 2024 Table reflect outstanding equity-based awards as of December 31, 2024, the tranche of options that vested on March 21, 2025 are reflected as unexercisable in this table.
(4)Represents 36,054 nonqualified stock options granted on March 21, 2023. One third of the options vested on March 21, 2023, one third vested on March 21, 2024 and one third vested on March 21, 2025. Because the numbers in this Outstanding Equity Awards at Fiscal-Year End for 2024 Table reflect outstanding equity-based awards as of December 31, 2024, the tranche of options that vested on March 21, 2025 are reflected as unexercisable in this table.
(5)Represents 78,125 nonqualified stock options granted on March 6, 2024. One third of the options vested on March 6, 2024, one third of the options vested on March 6, 2025 and the remaining options will vest on March 6, 2026. Because the numbers in this Outstanding Equity Awards at Fiscal-Year End for 2024 Table reflect outstanding equity-based awards as of December 31, 2024, the tranche of options that vested on March 6, 2025 are reflected as unexercisable in this table.
(6)Represents: (i) 13,287 shares of restricted stock granted on March 21, 2023, 4,429 shares of which vested on March 21, 2024, 4,429 shares of which vested on March 21, 2025 and 4,429 shares of which will vest on March 21, 2026, subject to the NEO’s continued employment by the Company on each vesting date; and (ii) 14,851 shares of restricted stock granted on March 6, 2024, 4,951 shares of which vested on March 6, 2025, 4,950 shares of which will vest on March 6, 2026 and 4,950 shares of which will vest on March 6, 2027, subject to the NEO’s continued employment by the Company on each vesting date. The market value of the shares of restricted stock was calculated by multiplying the number of shares shown by $6.46, the closing price of Granite Ridge’s common stock on December 31, 2024, the last trading day of the year.
(7)Represents: (i) 26,574 performance-based restricted stock units, with a performance period running from March 21, 2023 to December 31, 2025; and (ii) 59,406 performance-based restricted stock units, with a performance period running from March 6, 2024 to December 31, 2026. Because the relevant performance metrics of the performance-based restricted stock units were trending between target and maximum performance as of December 31, 2024, the number of shares shown reflects the number of shares that would be earned at maximum performance. The market value of the shares of performance-based restricted stock units was calculated by multiplying the number of shares shown by $6.46, the closing price of Granite Ridge’s common stock on December 31, 2024, the last trading day of the year.
(8)Represents 56,250 nonqualified stock options granted on March 6, 2024. One third of the options vested on March 6, 2024, one third of the options vested on March 6, 2025 and the remaining options will vest on March 6, 2026. Because the numbers in this Outstanding Equity Awards at 2024 Fiscal-Year End Table reflect outstanding equity-based awards as of December 31, 2024, the tranche of options that vested on March 6, 2025 are reflected as unexercisable in this table.
Certain Options Issued to NEOs
The following table and the footnotes thereto describe the options issued to our NEOs within four business days before the filing of our Annual Report and ending one business day after the filing of such report Annual Report.

Name	Grant Date	Number of securities underlying the award	Exercise price of the award ($/Sh)	Grant date fair value of the award	Percentage change in the closing market
price of the securities underlying the
award between the trading day ending
immediately prior to the disclosure of
material nonpublic information and the
trading day beginning immediately
following the disclosure of material
					nonpublic information
Luke C. Brandenberg	03/06/24	78,125	$6.06	$107,813	(1.98%)
Tyler S. Farquharson	03/06/24	56,250	$6.06	$77,625	(1.98%)
In general, our Compensation Committee grants Awards to our employees and individuals providing services to Granite Ridge pursuant to the MSA on an annual cadence in March of each year. During 2024, the Compensation Committee did not take material nonpublic information into account when determining the timing and terms of granting Awards, and the Company did not time the disclosure of material nonpublic information for the purpose of affecting the value of executive compensation.
Director Compensation
The Compensation Committee recommended, and the Board approved, the following compensation for the Board in 2024: an annual Board retainer of $75,000 per director, payable quarterly in arrears in cash (or at the election of the director, in stock); an annual equity grant of $75,000 per director (which vests in full on the first anniversary of the date of grant); and an additional annual retainer for the Audit Committee Chair of $15,000, payable quarterly in arrears in cash (or at the election of the Audit Committee Chair, in stock).
Each director will be reimbursed for travel and miscellaneous expenses to attend meetings and activities of the Board or its committees. Each director will also be fully indemnified by us for actions associated with serving as a director to the fullest extent permitted under Delaware law.

The table below presents information regarding the compensation earned or received by our directors during the year ended December 31, 2024:

Name	Fees Earned or Paid in Cash	Stock Awards(1)	Total
Amanda N. Coussens(2)	$90,000	$75,000	$165,000
Thaddeus Darden	$75,000	$75,000	$150,000
Michele J. Everard	$75,000	$75,000	$150,000
Kirk Lazarine	$75,000	$75,000	$150,000
John McCartney	$75,000	$75,000	$150,000
Matthew Miller	$75,000	$75,000	$150,000
Griffin Perry	$75,000	$75,000	$150,000
————————
(1)Represents a grant of 12,275 shares of restricted stock awarded to each of the directors on the Board on January 2, 2024. The restricted stock remained outstanding as of December 31, 2024 and vested on January 2, 2025. As of December 31, 2024, the 12,275 shares of restricted stock per director were the only restricted shares outstanding. Grant date fair values were all calculated in accordance with FASB ASC Topic 718, and all amounts shown in this column exclude the effect of estimated forfeitures related to service-based vesting conditions. The grant date fair values of the shares of restricted stock were calculated based on the market-quoted closing price of the Company’s common stock on the date of the awards. Additional detail regarding the awards reflected within this column is included in Note 13 to the Notes to Consolidated Financial Statements included in our Annual Report on Form 10-K for the year ended December 31, 2024.
(2)Includes a cash retainer for service as the Audit Committee Chair.
Equity Compensation Plan Information
The following narrative disclosure and table set forth information with respect to the securities that may be issued under the Granite Ridge 2022 Omnibus Incentive Plan as of December 31, 2024.
At the special meeting of Executive Network Partnering Corporation (“ENPC”) stockholders held in connection with the Business Combination (as described in the Certain Relationships and Related Person Transactions below), ENPC stockholders approved the Incentive Plan, which applies to Granite Ridge following the closing of the Business Combination. In connection with the closing, the Granite Ridge Board adopted the Incentive Plan, which became effective immediately. The purpose of the Incentive Plan is to promote and closely align the interests of Granite Ridge’s employees, officers, directors, consultants, or advisors and the Company’s stockholders by providing stock-based compensation and other performance-based compensation. The objectives of the Incentive Plan are to attract and retain individuals of exceptional skill upon whom, in large measure, Granite Ridge’s sustained progress, growth, and profitability depend and to provide an increased incentive for these individuals to contribute to the future success and prosperity of Granite Ridge, thus enhancing the value of the Company’s common stock for the benefit of its stockholders. The Incentive Plan allows for the grant of stock options, both incentive stock options and “non-qualified” stock options; stock appreciation rights (“SARs”), alone or in conjunction with other awards; restricted stock and restricted stock units (“RSUs”); and other stock-based awards. We refer to these collectively herein as Awards.
The following description of the Incentive Plan is not intended to be complete and is qualified in its entirety by the complete text of the Incentive Plan, a copy of which is filed as an exhibit to our Annual Report. Stockholders are urged to read the Incentive Plan in its entirety. Any capitalized terms which are used in this summary description but not defined here or elsewhere in this proxy statement have the meanings assigned to them in the Incentive Plan.
Administration
The Incentive Plan is administered by the Compensation Committee, or such other person or persons designated by the Compensation Committee to administer the plan, which we refer to herein as the “Plan Administrator.” The Granite Ridge Board may also grant awards and administer the Incentive Plan with respect to such awards. The Plan Administrator has broad authority, subject to the provisions of the Incentive Plan, to administer and interpret the Incentive Plan and Awards granted thereunder. All decisions and actions of the Plan Administrator will be final. To the extent required to comply with the provisions of Rule 16b-3 promulgated under the Exchange Act, any Award granted to any participant who, at the time of the Award, is the owner, directly or indirectly, of stock possessing more than ten percent (10%) of the total combined voting power of all classes of stock of the Company or any Subsidiary will be determined by the Granite Ridge Board.

Eligibility; Interests of Directors or Officers
The Company’s directors may grant Awards under the Incentive Plan to themselves as well as to officers and other employees of the Company and its subsidiaries, as well as to other service providers, including employees of the Manager.
Stock Subject to the Incentive Plan
The maximum number of shares of common stock that may be issued under the Incentive Plan will not exceed 6,500,000 shares, subject to certain adjustments in the event of a change in the Company’s capitalization. Shares of common stock issued under the Incentive Plan may be either authorized and unissued shares or previously issued shares acquired by us. On termination or expiration of an Award under the Incentive Plan, in whole or in part, the number of shares of common stock subject to such Award but not issued thereunder or that are otherwise forfeited back to the Company will again become available for grant under the Incentive Plan. Shares of common stock (i) accepted by the Company in payment of the exercise price of an option, (ii) withheld from a participant or delivered to the Company in satisfaction of required withholding taxes, and (iii) representing the difference between the total number of shares with respect to which a SAR is awarded and the number of shares actually delivered upon exercise of such SAR, in each case, shall not be available for reissuance under the Plan.
Limits on Non-Employee Director Compensation
Under the Incentive Plan, the aggregate dollar value of all cash fees and Awards to the Company’s non-employee directors for services in such capacity shall not exceed $750,000 during any fiscal year.
Types of Awards
Stock Options. All stock options granted under the Incentive Plan will be evidenced by a written agreement with the participant, which provides, among other things, whether the option is intended to be an incentive stock option (meaning they are intended to satisfy the requirements of Code section 422 for incentive stock options) or a non-qualified stock option (meaning they are not intended to satisfy the requirements of section 422 of the Code), the number of shares subject to the option, the exercise price, exercisability (or vesting), the term of the option, which may not generally exceed ten years, and other terms and conditions. Subject to the express provisions of the Incentive Plan, options generally may be exercised over such period, in installments, or otherwise, as the Plan Administrator may determine. The exercise price for any stock option granted may not generally be less than the fair market value of the common stock subject to that option on the grant date. The exercise price may be paid in cash, the delivery of previously owned shares, any cashless exercise mechanism, or any combination of the foregoing methods. Other than in connection with a change in the Company’s capitalization, we will not, without stockholder approval, reduce the exercise price of a previously awarded option, and at any time when the exercise price of a previously awarded option is above the fair market value of a share of common stock, we will not, without stockholder approval, cancel and re-grant or exchange such option for cash or a new Award with a lower (or no) exercise price.
Stock Appreciation Rights. SARs may be granted alone or in conjunction with all or part of a stock option. SARs will be subject to terms and conditions established by the Plan Administrator and consistent with the Incentive Plan. Upon exercising a SAR, the participant is entitled to receive the amount by which the fair market value of the common stock at the time of exercise exceeds the exercise price of the SAR. This amount is payable in fully vested shares of common stock or cash.
Restricted Stock and RSUs. Awards of restricted stock consist of shares of stock that are transferred to the participant subject to restrictions that may result in forfeiture if specified conditions are not satisfied. RSUs result in the transfer of shares of common stock or cash or other consideration to the participant only after specified conditions are satisfied. The Plan Administrator will determine the restrictions and conditions applicable to each Award of restricted stock or RSUs, which may include performance vesting conditions. The Plan Administrator may specify certain performance criteria which must be satisfied before an Award of restricted stock or RSUs will vest. The performance goals may vary from participant to participant, group to group, and period to period.
Dividend Equivalents. Awards may be granted that provide a right to the participant to receive the equivalent value of dividends paid on shares of Granite Ridge common stock, as determined by the Plan Administrator and consistent with the Incentive Plan. Dividend equivalents may be paid or credited to an account for the participant, settled in cash or shares of Granite Ridge common stock and subject to the same restrictions on transferability and forfeitability as the RSUs with respect to which the dividend equivalents are granted and subject to other terms and conditions as set forth in the award agreement.

Other Stock or Stock-Based Awards. Other stock or stock-based awards are Awards of common stock, including fully-vested common stock, and other Awards that are valued in whole or in part by reference to the fair market value of the Granite Ridge common stock.
Transferability
Awards generally may not be sold, transferred for value, pledged, assigned, or otherwise alienated or hypothecated by a participant other than by will or the laws of descent and distribution, and each Award may be exercisable only by the participant during his or her lifetime or, if permissible under applicable law, by the participant’s legal guardian or representative.
Amendment and Termination
The Granite Ridge Board has the right to amend, revise, discontinue, or terminate the Incentive Plan at any time, provided certain enumerated material amendments may not be made without stockholder approval. No amendment or alteration to the Incentive Plan or an Award or Award agreement will be made that would adversely affect the rights of the participant under any Award, without such participant’s consent. The Incentive Plan will automatically terminate as to the grant of future Awards ten years after such adoption by the Granite Ridge Board, unless earlier terminated by the Granite Ridge Board.
Clawback
All awards granted under the Incentive Plan will be subject to reduction, cancellation, forfeiture, or recoupment to the extent necessary to comply with (a) any clawback, forfeiture, or other similar policy that the Board or the Plan Administrator may adopt from time to time and (b) to the extent necessary to comply with applicable law.

Plan category	Number of securities to be issued upon exercise of outstanding options, warrants, and rights (a)(#)(1)	Weighted average exercise price of outstanding options, warrants, and rights (b)($)	Number of securities remaining available for future issuance under equity compensation plans (excluding securities reflected in column (a)) (c)(#)
Equity compensation plans approved by security holders	—	—	—
Equity compensation plans not approved by security holders	721,545	$7.84	5,011,558
Total	721,545	$7.84	5,011,558
————————
(1)Represents: (i) 306,195 nonqualified stock options that were exercisable as of December 31, 2024; (ii) 220,288 nonqualified stock options that were not exercisable as of December 31, 2024; (iii) 26,574 performance-based restricted stock units with a performance period running from March 21, 2023 to December 31, 2025, which could result in a maximum issuance of 53,148 common shares; and (iv) 70,957 performance-based restricted stock units, with a performance period running from March 6, 2024 to December 31, 2026, which could result in a maximum issuance of 141,914 common shares. Because the relevant performance metrics of the performance-based restricted stock units were trending between target and maximum performance as of December 31, 2024, the number of shares shown reflects the number of shares that would be earned at maximum performance. The weighted average exercise price shown in column (b) reflects only nonqualified stock options.
BENEFICIAL OWNERSHIP OF SECURITIES
Security Ownership of Certain Beneficial Owners, Executive Management, and Directors
The following table sets forth information known to Granite Ridge regarding the beneficial ownership of Granite Ridge common stock as of March 25, 2025, by:
•each person or “group” (as such term is used in Section 13(d)(3) of the Exchange Act) known to Granite Ridge who is a beneficial owner of more than 5% of outstanding shares of Granite Ridge common stock;
•each of Granite Ridge’s executive officers and directors; and
•all executive officers and directors of Granite Ridge as a group.

Beneficial ownership is determined according to the rules of the SEC, which generally provide that a person has beneficial ownership of a security if he, she or it possesses sole or shared voting or investment power over that security, including options and warrants that are currently exercisable or exercisable within 60 days. Shares of common stock issuable pursuant to options or warrants are deemed to be outstanding for purposes of computing the beneficial ownership percentage of the person or group holding such options or warrants but are not deemed to be outstanding for purposes of computing the beneficial ownership percentage of any other person.
The beneficial ownership of Granite Ridge common stock is based on 131,134,671 shares of Granite Ridge common stock outstanding as of March 25, 2025. Unless otherwise indicated, (i) we believe that all persons named in the table below have sole voting and investment power with respect to all shares of Granite Ridge common stock beneficially owned by them and (ii) the mailing address of each listed beneficial owner is 5217 McKinney Avenue, Suite 400, Dallas, Texas 75205.

Name of Beneficial Owners	Granite Ridge Common Stock
	Number of Shares	Percent
Fund III(1)(2)	65,603,165	50.0%
Luke C. Brandenberg(3)	361,958	*
Tyler S. Farquharson(4)	321,333	*
Matthew Miller(2)(5)	7,881,012	6.0%
Griffin Perry(2)	1,036,599	*
Amanda N. Coussens	32,839	*
Thaddeus Darden(2)(5)(6)	7,039,364	5.4%
Michele Everard	36,839	*
Kirk Lazarine(2)	1,030,719	*
John McCartney	50,839	*
All executive officers, directors and director nominees of Granite Ridge as a group (nine individuals)(5)(6)(7)	11,141,005	8.5%
————————
*less than 1%.
(1)Represents (i) 16,767,696 shares of Granite Ridge common stock held by GREP Holdco III-A, LLC and (i) 38,498,272 shares of Granite Ridge common stock held by GREP Holdco III-B Holdings, LLC as of March 25, 2025. Each of GREP Holdco III-A, LLC and GREP Holdco III-B Holdings, LLC is indirectly controlled by GREP GP III, LLC (“Fund III GP”). Fund III GP is the sole general partner of Grey Rock Energy Partners GP III, L.P. (“GREP GP III”), which is the sole member of GREP GP III Holdings, LLC (“GREP GP III Holdings”), which is the sole general partner of each of Grey Rock Energy Partners GP III-A, L.P. (“GP III-A”) and Grey Rock Energy Partners GP III-B, L.P. (“GP III-B”). GP III-A is the sole general partner of Grey Rock Energy Fund III-A, LP (“Fund III-A”), which is the sole member of GREP Holdco III-A, LLC. GP III-B is the sole general partner of Grey Rock Energy Fund III-B, LP (“Fund III-B”) and Grey Rock Energy Fund III-B Holdings, LP (“Fund III-B Holdings”). Fund III-B and Fund III-B Holdings are the sole members of GREP Holdco III-B Holdings, LLC. As a result, (i) Fund III GP, GREP GP III, GREP GP III Holdings, GP III-A, and Fund III-A may be deemed to share the power to vote or direct the vote or to dispose or direct the disposition of the Granite Ridge common stock owned by GREP Holdco III-A, LLC and (ii) Fund III GP, GREP GP III, GREP GP III Holdings, GP III-B, Fund III-B and Fund III-B Holdings may be deemed to share the power to vote or direct the vote or to dispose or direct the disposition of the Granite Ridge common stock owned by GREP Holdco III-B Holdings, LLC.
(2)Pursuant to the Voting Agreement, GREP GP III has an irrevocable voting proxy to vote all of the shares of Granite Ridge common stock owned or controlled by Grey Rock Energy Partners GP II, L.P. (“GREP GP II”), Mr. Miller, Mr. Perry, Mr. Darden, and Mr. Lazarine, as well as any shares of Granite Ridge common stock such Voting Agreement parties purchase, acquire the right to vote, or otherwise acquire beneficial ownership of following the execution of the Voting Agreement. On December 12, 2024, funds ultimately controlled by GREP GP II distributed an aggregate of 10,558,213 shares of Granite Ridge common stock to the partners of Grey Rock Energy Fund II, LP, a Delaware limited partnership (“Fund II-A”), Grey Rock Energy Fund II-B, LP, a Delaware limited partnership (“Fund II-B”), and Grey Rock Energy Fund II-B Holdings, L.P., a Delaware limited partnership (“Fund II-B Holdings” and, together with Fund II-A and Fund II-B, collectively, “Fund II”), including 456,956 shares to Matthew Miller, 442,418 shares to Griffin Perry, 120,687 shares to Thaddeus Darden (of which 10,903 shares were distributed to Monticello Avenue

LLC), and 442,418 shares to Kirk Lazarine. Following this distribution, neither GREP GP II nor any of the entities it controls hold any shares of Granite Ridge common stock. In connection with the distribution, GREP GP III formed Grey Rock Energy Fund II-C, LLC, a Delaware limited liability company (“Fund II-C”), to hold a total of 6,650,497 shares of Granite Ridge common stock for the benefit of former limited partners of Fund II. Mr. Miller and Mr. Darden control the Granite Ridge shares held by Fund II-C, which are subject to the Voting Agreement. Investment discretion with respect to Fund III GP and its indirect subsidiaries, which hold the Granite Ridge common stock referred to in note (1) above, is maintained by a separate investment committee constituted at Fund III GP (the “Grey Rock Investment Committee”). The members of the Grey Rock Investment Committee are Matthew Miller, Thaddeus Darden, and Eric Holley. Approval of a majority of the members of the Grey Rock Investment Committees is required to approve any investment decision for Fund III GP. Under the so-called “rule of three,” if voting and dispositive decisions regarding an entity’s securities are made by three or more individuals, and a voting or dispositive decision requires the approval of at least a majority of those individuals, then none of the individuals is deemed a beneficial owner of the entity’s securities. Based upon the foregoing analysis, no member of the Grey Rock Investment Committee exercises voting or dispositive control over any of the securities held directly or indirectly by Fund III GP, even those in which he directly holds a pecuniary interest. Accordingly, none of them are deemed to have or share beneficial ownership of such shares.
(3)Includes stock options to acquire 269,505 shares of Granite Ridge common stock that are currently vested.
(4)Includes stock options to acquire 248,939 shares of Granite Ridge common stock that are currently vested.
(5)Includes 6,650,497 shares of Granite Ridge common stock held by Fund II-C for the benefit of former limited partners of Fund II. Mr. Miller and Mr. Darden control the Granite Ridge shares held by Fund II-C, which are subject to the Voting Agreement.
(6)Includes 340,380 shares owned directly by Mr. Darden and 48,487 shares owned by Monticello Avenue LLC, over which Mr. Darden has voting and investment power.

(7)Includes stock options to acquire 518,444 shares of Granite Ridge common stock that are currently vested.
Change In Control
On April 9, 2024, Grey Rock Energy Partners GP III-A, L.P. (“GP III-A”) distributed 32,772 shares of Granite Ridge common stock pro rata to the partners of GP III-A, and Grey Rock Energy Partners GP III-B, L.P. (“GP III-B”) distributed 65,545 shares of Granite Ridge common stock pro rata to the partners of GP III-B, including, collectively between such distributions, 24,318 shares of Granite Ridge common stock to each of Matthew Miller, Griffin Perry, and Kirk Lazarine and 9,119 shares of Granite Ridge common stock to Thaddeus Darden.
On December 12, 2024, funds ultimately controlled by Grey Rock Energy Partners GP II, L.P. (“GREP GP II”), a party to the Voting Agreement, distributed an aggregate of 10,558,213 shares of Granite Ridge common stock to the partners of Grey Rock Energy Fund II, LP, a Delaware limited partnership (“Fund II-A”), Grey Rock Energy Fund II-B, LP, a Delaware limited partnership (“Fund II-B”), and Grey Rock Energy Fund II-B Holdings, L.P., a Delaware limited partnership (“Fund II-B Holdings” and, together with Fund II-A and Fund II-B, collectively, “Fund II”), including 456,956 shares to Matthew Miller, 442,418 shares to Griffin Perry, 120,687 shares to Thaddeus Darden (of which 10,903 shares were distributed to Monticello Avenue LLC), and 442,418 shares to Kirk Lazarine. Following this distribution, neither GREP GP II nor any of the entities it controls hold any shares of Granite Ridge common stock. In addition, in connection with the distribution, GREP GP III formed Grey Rock Energy Fund II-C, LLC, a Delaware limited liability company (“Fund II-C”), to hold a total of 6,650,497 shares of Granite Ridge common stock for the benefit of former limited partners of Fund II. Holdco II-A and Holdco II-B distributed an aggregate of 10,558,213 shares of Common Stock to the partners of Fund II, including 456,956 shares to Matthew Miller, 442,418 shares to Griffin Perry, 120,687 shares to Thaddeus Darden (including 10,903 shares to Monticello Avenue LLC), and 442,418 shares to Kirk Lazarine.
Following the distributions described above, the Granite Ridge shares held by the Voting Agreement Parties constitute approximately 50.0% of the total outstanding shares of our common stock.

CERTAIN RELATIONSHIPS AND RELATED PERSON TRANSACTIONS
Registration Rights Agreement
On May 16, 2022, Grey Rock Energy Management, LLC (“GREM”) and funds managed by Grey Rock formed GREP Holdings, LLC (“GREP”), who entered into a business combination agreement (the “Business Combination Agreement”) with ENPC, an NYSE publicly traded special purpose acquisition company, Granite Ridge, ENPC Merger Sub, Inc., a wholly-owned subsidiary of Granite Ridge (“ENPC Merger Sub”), and GREP Merger Sub, LLC, a wholly-owned subsidiary of Granite Ridge (“GREP Merger Sub”), pursuant to which (i) ENPC Merger Sub merged with and into ENPC (the “ENPC Merger”), with ENPC surviving the ENPC Merger as a wholly-owned subsidiary of Granite Ridge and (ii) GREP Merger Sub merged with and into GREP (the “GREP Merger” and, together with the ENPC Merger, the “Mergers”), with GREP surviving the GREP Merger as a wholly-owned subsidiary of Granite Ridge (the transactions contemplated by the foregoing clauses (i) and (ii) the “Business Combination”).
In connection with the consummation of the Business Combination, on October 24, 2022, the Company entered into the Registration Rights and Lock-Up Agreement (the “Registration Rights Agreement”) with Granite Ridge, ENPC Holdings II, LLC (“Holdco”), Richard Boyce, Michael M. Calbert, Gisel Ruiz and the members of GREP (the “Existing GREP Members”), with respect to the shares of Granite Ridge common stock issued as consideration under the Business Combination Agreement. The Registration Rights Agreement includes, among other things, the following provisions: (i) the requirement that the Company file a resale shelf registration statement on behalf of certain Granite Ridge security holders promptly after the closing of the Business Combination to register shares of Granite Ridge common stock held by Holdco, Richard Boyce, Michael M. Calbert, Gisel Ruiz and the owners of GREP; and (ii) certain demand rights and piggyback rights to the Granite Ridge security holders, subject to certain specified underwriter cutbacks and issuer blackout periods. Granite Ridge shall bear all costs and expenses incurred in connection with this resale shelf registration statement, any demand registration statement, any underwritten takedown, any block trade, any piggyback registration statement, and all expenses incurred in performing or complying with its other obligations under the Registration Rights Agreement, whether or not the registration statement becomes effective.
Management Services Agreement
On October 24, 2022, in connection with the consummation of the Business Combination, the Manager indirectly owned or controlled by four of the Company’s directors, Matthew Miller, Griffin Perry, Thaddeus Darden and Kirk Lazarine, entered into the MSA with Granite Ridge. Under the MSA, the Manager provides general management, administrative and operating services covering the oil and gas assets and other properties of Granite Ridge (the “Assets”) and the day-to-day business and affairs of Granite Ridge relating to the Assets. Granite Ridge pays the Manager an annual services fee of $10 million and reimburses the Manager for certain Granite Ridge group costs related to the operation of the Assets (including for third party costs allocated or attributable to the Assets). The initial term of the MSA expires on April 30, 2028; however, the MSA will automatically renew for additional consecutive one-year renewal terms until terminated in accordance with its terms. Upon any termination of the MSA, the Manager shall provide transition services for a period of up to 90 days.
If Granite Ridge terminates the MSA for convenience prior to the end of the initial term or any renewal term if less than 90 days’ notice is given by Granite Ridge, or upon a change in control of Granite Ridge (or a sale of all or substantially all the Assets of Granite Ridge), or if the Manager terminates the MSA due to Granite Ridge’s uncured material breach of the MSA, then Granite Ridge will be required to pay a termination fee to the Manager equal to the lesser of $10 million or 50% of the remaining unpaid annual service fee applicable to the remainder of the initial term or to any renewal term, as applicable. Granite Ridge will not be required to pay a termination fee if the MSA is terminated by notice (a) by Granite Ridge with at least 90 days’ notice prior to expiration of the initial term or any renewal term, or (b) terminated by notice by Granite Ridge (i) upon a change in control or bankruptcy of the Manager, (ii) upon the occurrence of certain key person events, (iii) upon the occurrence of uncured circumstances of malfeasance by the Manager or certain of its employees or (iv) upon the Manager’s uncured material breach of the MSA.
The Manager is obligated to provide the services in good faith, in a workmanlike, reasonable and prudent manner, with at least the same degree of care, judgment and skill as historically provided by the Manager with respect to the Assets prior to the Business Combination, in accordance with customary oil and gas industry practices and standards and in material compliance with contractual requirements affecting the Assets and all applicable laws. The Manager will also indemnify Granite Ridge for (i) the Manager’s own gross negligence, willful misconduct and actual fraud and (ii) any claims by the Manager’s (and its affiliates’) employees or consultants relating to the terms and conditions of their employment or arrangement with the Manager or such affiliate, except and excluding claims under agreements with Granite Ridge or its subsidiaries.
During the term of the MSA, each of the Manager and Granite Ridge will be required to present to the other all opportunities sourced by it to acquire or invest in upstream oil, gas or other hydrocarbon assets located in North America. During the Term (as defined therein), each such opportunity will be offered 75% to Granite Ridge and 25% to Grey Rock Energy Fund IV-A, LP, Grey Rock Energy Fund IV-B, LP, and Grey Rock Energy Fund IV-B Holdings, LP, each Delaware limited partnerships (or any additional oil and gas-focused funds or investment vehicles formed by affiliates of the Manager admitted as a party to the MSA in accordance with its terms) with associated costs to be allocated in accordance with the ownership percentage in any assets acquired.
For the year ended December 31, 2024, Granite Ridge (i) divested of partial interests in certain unproved oil and natural gas properties to an affiliate of the Manager for consideration of $7.5 million and (ii) paid the Manager approximately $10.4 million, in each case in accordance with the terms of the MSA.
Policies and Procedures for Related Person Transactions
Policy for Approval of Related Party Transactions
The Board has adopted a Related Party Transactions Policy. The purpose of the policy is to describe the procedures used to identify, review, approve and disclose, if necessary, any transaction or series of transactions in which: (i) the amount involved will or may be expected to exceed $120,000, (ii) Granite Ridge was, is or will be a participant (even if not necessarily a party); and (iii) a Related Party has or will have a direct or indirect interest (with such transactions being “Interested Transactions”).
The Conflicts Committee reviews the material facts relating to all Interested Transactions and either approves or disapproves of the Company’s entry into the Interested Transaction, subject to certain exceptions. If advance Conflicts Committee approval of an Interested Transaction is not feasible, then at the Conflicts Committee’s next meeting, the Interested Transaction will be considered and, if the Conflicts Committee determines it to be appropriate, ratified (or if not ratified, the Conflicts Committee will determine if the transaction should be terminated). In determining whether to approve or ratify an Interested Transaction, the Conflicts Committee will take into account, among other factors it deems appropriate, whether the Interested Transaction is on terms no less favorable to the Company than terms generally available from an unaffiliated third-party under the same or similar circumstances, whether the Interested Transaction is material to the Company and the extent of the Related Party’s interest in the Interested Transaction.
A “Related Party” under this policy will include: (i) the Company’s directors, nominees for director or executive officers; (ii) any record or beneficial owner of more than 5% of any class of the Company’s voting securities; (iii) any immediate family member of any of the foregoing if the foregoing person is a natural person; (iv) a senior officer of the Manager providing services to the Company pursuant to the MSA; and (v) any other person who may be a “related person” pursuant to Item 404 of Regulation S-K under the Exchange Act.
OTHER MATTERS
As of the date of this proxy statement there are no other matters that we intend to present, or have reason to believe others will present, at the Annual Meeting. If, however, other matters properly come before the Annual Meeting, the accompanying proxy authorizes the persons named as proxies or their substitutes to vote on such matters as they determine appropriate.
STOCKHOLDER PROPOSALS AND DIRECTOR NOMINATIONS
To be considered for inclusion in the proxy statement for the 2026 Annual Meeting, proposals of stockholders pursuant to Rule 14a-8 under the Exchange Act must follow the procedures set forth in Rule 14a-8, be submitted in writing to the Corporate Secretary of Granite Ridge Resources, Inc., at the address of our principal offices (see page 1 of this proxy statement), and must be received no later than December 9, 2025. The submission of a stockholder proposal does not guarantee that it will be included in our proxy statement.
Notice of stockholder proposals and stockholder director nominations to be considered at next year’s meeting, but not included in the proxy statement, must be in compliance with the notice procedures and informational requirements set forth in our Bylaws. Our Bylaws require that, among other things, stockholders give timely written notice to the Corporate Secretary of Granite Ridge Resources, Inc. regarding such proposals or nominations and provide the information and satisfy the other requirements set forth in the Bylaws. To be timely, notice of such proposals must be received by the Corporate Secretary of Granite Ridge Resources, Inc. no earlier than the close of business on the 120th day prior to the 2026 Annual Meeting date, and not later than the close of business on the later of (i) the 90th day prior to the 2026 Annual Meeting date or (ii) the tenth day after public disclosure of the 2026 Annual Meeting date. To be timely, notice of such nominations must be received by the Corporate Secretary of Granite Ridge Resources, Inc. no earlier than the close of business on January 23, 2026 and no later than the close of business on February 22, 2026. The notice must contain the information required by our Bylaws.
A proxy granted by a stockholder will give discretionary authority to the proxies to vote on any matters introduced pursuant to the above provisions, subject to applicable rules of the SEC.
In addition to satisfying the requirements under our Bylaws described above, to comply with the universal proxy rules under the Exchange Act, any stockholder who intends to solicit proxies in support of director nominees other than the Board’s nominees must provide written notice that sets forth the information required by Rule 14a-19 under the Exchange Act by the same deadline as disclosed above under the advance notice provisions of our Bylaws.
We reserve the right to reject, rule out of order, or take other appropriate action with respect to any nomination or proposal that does not comply with these and other applicable requirements set forth in our Bylaws and the applicable rules and regulations of the SEC.
HOUSEHOLDING; AVAILABILITY OF ANNUAL REPORT ON FORM 10-K
AND PROXY STATEMENT
We are providing our notice of the Annual Meeting, access to the proxy statement and Annual Report via the “notice and access” method. Stockholders who share the same last name and address may receive one copy of the Notice of Internet Availability or Annual Report and proxy statement, unless we receive contrary instructions from any stockholder at that address. This practice, known as “householding,” is designed to reduce the volume of duplicate information and reduce printing and postage costs. Each street name stockholder receiving this proxy statement by mail will continue to receive a separate voting instruction form.
We agree to deliver promptly, upon written or oral request, a separate copy of the Notice of Internet Availability or proxy statement and 2025 Annual Report, as requested, to any stockholder at the shared address to which a single copy of those documents was delivered. If you prefer to receive separate copies of the Notice of Internet Availability or proxy materials, or if you are currently a stockholder sharing an address with another stockholder and wish to receive only one copy of future Notices of Internet Availability or proxy materials for your household, contact Broadridge Financial Solutions, Inc. at 1-866-540-7095 or in writing at Broadridge, Householding Department, 51 Mercedes Way, Edgewood, New York 11717. Stockholders who hold shares in “street name” may contact their bank, broker, or other nominee to request information about householding.

YOUR VOTE IS IMPORTANT. PLEASE VOTE TODAY.

Vote by Internet – QUICK ★★★ EASY
IMMEDIATE – 24 Hours a Day, 7 Days a Week or by Mail

GRANITE RIDGE RESOURCES, INC.

Your Internet vote authorizes the named proxies to vote your shares in the same manner as if you marked, signed and returned your proxy card. Votes submitted electronically over the Internet must be received by 11:59 p.m., Eastern Time, on May 22, 2025.

INTERNET – www.cstproxyvote.com
Use the Internet to vote your proxy. Have your proxy card available when you access the above website. Follow the prompts to vote your shares.

Vote at the Meeting –
If you plan to attend the virtual online annual meeting, you will need your 12 digit control number to vote electronically at the annual meeting. To attend:
https://www.cstproxy.com/graniteridge/2025

MAIL – Mark, sign and date your proxy card and return it in the postage-paid envelope provided.

PLEASE DO NOT RETURN THE PROXY CARD IF YOU ARE VOTING ELECTRONICALLY.

▲ FOLD HERE • DO NOT SEPARATE • INSERT IN ENVELOPE PROVIDED ▲

PROXY CARD

Please mark your votes like this **X**

THE BOARD OF DIRECTORS RECOMMENDS A VOTE "FOR" EACH NOMINEE LISTED IN PROPOSAL 1 AND "FOR" PROPOSAL 2.

1. Election of Class III directors to serve until the 2028 annual meeting of stockholders or until their respective successors have been duly elected and qualified or their earlier death, resignation, or removal.

	FOR ALL	WITHHOLD ALL	FOR ALL EXCEPT
Nominees:	☐	☐	☐

01) Griffin Perry
02) Amanda Coussens

To withhold authority to vote for any individual nominee(s), mark "For All Except" and write the number(s) of the nominees on the line below.

____

FOR	AGAINST	ABSTAIN
☐	☐	☐

NOTE: Such other business or postponement as may properly come before the meeting or any adjournment or postponement thereof.

CONTROL NUMBER

Signature______________________Signature, if held jointly______________________Date____________, 2025

Note: Please sign exactly as name appears hereon. When shares are held by joint owners, both should sign. When signing as attorney, executor, administrator, trustee, guardian, or corporate officers, please give title as such.

Important Notice Regarding the Internet Availability of Proxy Materials for the 2025 Annual Meeting of Stockholders

To view the 2025 Proxy Statement, 2024 Annual Report on Form 10-K, and to attend the 2025 Annual Meeting, please go to: https://www.cstproxy.com/graniteridge/2025

▲ FOLD HERE • DO NOT SEPARATE • INSERT IN ENVELOPE PROVIDED ▲

THIS PROXY IS SOLICITED ON BEHALF OF THE BOARD OF DIRECTORS

GRANITE RIDGE RESOURCES, INC.

The undersigned appoints LUKE BRANDENBERG and TYLER FARQUHARSON, and each of them as proxies, each with the power to appoint his substitute, and authorizes each of them to represent and to vote, as designated on the reverse hereof, all of the shares of common stock of GRANITE RIDGE RESOURCES, INC. held of record by the undersigned at the close of business on March 25, 2025 at the Annual Meeting of Stockholders of GRANITE RIDGE RESOURCES, INC. to be held on May 23, 2025, or at any adjournment thereof.

THIS PROXY WHEN PROPERLY EXECUTED WILL BE VOTED AS INDICATED. IF NO CONTRARY INDICATION IS MADE, THE PROXY WILL BE VOTED IN FAVOR OF ELECTING THE TWO (2) NOMINEES TO THE BOARD OF DIRECTORS, AND IN FAVOR OF PROPOSAL 2, AND IN ACCORDANCE WITH THE JUDGMENT OF THE PERSONS NAMED AS PROXY HEREIN ON ANY OTHER MATTERS THAT MAY PROPERLY COME BEFORE THE ANNUAL MEETING. THIS PROXY IS SOLICITED ON BEHALF OF THE BOARD OF DIRECTORS.

(Continued and to be marked, dated and signed, on the other side)